September 2020 Improving Virtusa with New Mountain Vantage Vote the Blue Proxy Card Exhibit 1

Disclaimer Disclosure Statement and Disclaimers Additional Information On August 19, 2020, New Mountain Vantage Advisers, L.L.C. and certain of the funds and investment vehicles it manages (collectively, “New Mountain Vantage”), together with other participants (collectively, the “Participants”) filed a definitive proxy statement (the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Virtusa Corporation (the “Company”) for use at the Company’s 2020 annual meeting of stockholders. NEW MOUNTAIN VANTAGE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE NEW MOUNTAIN VANTAGE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement and any other materials filed with the SEC by New Mountain Vantage and the other Participants are available at no charge on the SEC’s website at http://www.sec.gov and are also available at no charge on request from New Mountain Vantage’s proxy solicitor, Harkins Kovler, LLC at (800) 326-5997 or via email at VRTU@HarkinsKovler.com. General Considerations This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in this presentation represent the opinions of New Mountain Vantage and are based on publicly available information with respect to the Company and the other companies referred to herein. New Mountain Vantage recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead such companies to disagree with New Mountain Vantage’s conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. New Mountain Vantage has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. New Mountain Vantage does not endorse third-party estimates or research which are used in this presentation solely for illustrative purposes. No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third party report. Unless otherwise indicated, the figures presented in this presentation have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected in this presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by New Mountain Vantage herein are based on assumptions that New Mountain Vantage believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security. New Mountain Vantage reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. New Mountain Vantage disclaims any obligation to update the data, information or opinions contained in this presentation. Forward-Looking Statements This presentation contains forward-looking statements. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of New Mountain Vantage. Although New Mountain Vantage believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this presentation will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying those forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. New Mountain Vantage will not undertake and specifically disclaims any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events. Not an Offer to Seller or a Solicitation to Buy Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds and investment vehicles managed by New Mountain Vantage currently beneficially own shares of the Company. These funds and investment vehicles are in the business of trading – buying and selling– securities and intend to continue trading in the securities of the Company. You should assume such funds and investment vehicles will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, New Mountain Vantage’s beneficial ownership of shares of, and/or economic interest in, the Company’s common stock may vary over time depending on various factors, with or without regard to New Mountain Vantage’s views of the Company’s business, prospects or valuation (including the market price of the Company’s common stock), including without limitation, other investment opportunities available to New Mountain Vantage, concentration of positions in the portfolios managed by New Mountain Vantage, conditions in the securities markets and general economic and industry conditions. New Mountain Vantage also reserves the right to change its intentions with respect to its investments in the Company and take any actions with respect to investments in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions. However, neither New Mountain Vantage nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries. Concerning Intellectual Property All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and New Mountain Vantage’s use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

We Believe There is a Path to Substantial Corporate Governance Improvement and Value Creation at Virtusa Together, we can improve Virtusa’s corporate governance profile, increase accountability, and create significant value for all shareholders VOTE ON THE BLUE PROXY CARD FOR THE NEW MOUNTAIN VANTAGE NOMINEES All investors deserve a Board that will demand accountability and performance from the Company Virtusa is a leading IT services firm focusing on Digital Transformation We invested in Virtusa because of its strong capabilities and track record of revenue growth together with the potential for Virtusa to reduce its revenue concentration issues and increase margins to peer levels, thus driving faster and more consistent future earnings growth Management has spent years making promises around diversification, margin improvement and profitable revenue growth, while never achieving these goals or agreeing to tie compensation to them Despite abysmal capital allocation and weak performance, Management has not been held accountable by the current Board New Mountain Vantage has developed a framework to significantly improve Virtusa’s competitive position, revenue concentration issues, and overall margin structure We have put forward two highly qualified, independent candidates that will bring much needed accountability and industry expertise into an insular Boardroom

Prasad Chintamaneni (NMC Employee) Shareholders Face a Choice… Significant Shareholder alignment through NMV’s ~11% economic stake in Virtusa Significant experience in areas critical to Virtusa’s future success such as Digital Transformation/IT Delivery, Healthcare IT, and Capital Allocation True independence from an insular Board of Directors Sourced from outside current Board’s flawed recruitment process that supports the status quo Will bring with them a shareholder mandate for improved accountability, if elected Al-Noor Ramji Joe Doody Patty Morrison (Independent) The New Mountain Vantage Nominees The Incumbent Directors Subpar total shareholder returns during tenures as Directors Repeatedly paid management in top quartile of peers despite significant loss of value over long term Signed off on highly ROIC-dilutive M&A that has wasted shareholder money (Ramji) Presided over a Compensation Committee that allowed a horrific mid-year compensation reset in FY17 (Ramji) and handsomely paid Management to repair their own mistakes (Ramji & Doody) Significant Board independence concerns

Table of Contents New Mountain Vantage – Who We Are Why We Invested in Virtusa & Our Efforts to Engage Virtusa’s History of Underperformance Virtusa’s New “Three Pillars” Strategy Is More of the Same Questionable Corporate Governance Practices A Lack of Alignment Between Pay and Performance The New Mountain Vantage Nominees & Value Creation Framework Conclusion Appendix

New Mountain Capital Overview

NMC
New Mountain Capital LLC

Over $28 billion assets under management[1]
~177 team members[2]
Core focus on Defensive Growth Businesses

New Mountain Vantage

Public Equity *(est. 2006)*

- Concentrated long-only and long / short equity strategies
- Long-term focus in the public markets
- Seek to leverage broader firm's operational expertise and knowledge in helping public companies succeed
- Selectively engage with portfolio companies where NMC skillsets and capabilities overlap

Private Equity *(est. 1999)*

- Control private equity strategy originally launched in 1999
- ~60 current and former portfolio companies

Strategic Equity *(est. 2019)*

- Recently launched non-control private equity strategy

Yield Strategies

Credit *(est. 2008)*

- ~$12.1 billion invested since inception[5]
- Invests across capital structure
- Seek to limit downside through deep business diligence

Net Lease *(est. 2016)*

- Below investment grade net lease strategy
- 21 deals closed since strategy launched[7]

- New Mountain was founded in 1999 to focus on "defensive growth" business building and deep fundamental research
- No bankruptcy or business failure of any private equity investment since inception
- NMC's strategies are comprised of one or more vehicles, each with their own set of investors

1. Includes asset valuations and remaining commitments (if applicable) as of March 31, 2020, in addition to undrawn committed capital for NMP VI as of August 1, 2020. 2. As of August 1, 2020. 3. As of March 31, 2020. 4. AUM is based on GAAP Fair Value and remaining commitments for each fund as of March 31, 2020 and includes undrawn committed capital for NMP VI as of August 1, 2020. 5. Includes New Mountain Finance Corporation ("NMFC"), NMFC Senior Loan Program I L.L.C. ("SLP I"), NMFC Senior Loan Program II L.L.C. ("SLP II"), NMFC Senior Loan Program III L.L.C. ("SLP III") (together the "SLPs" or "SLP Investments"), New Mountain Guardian Partners II L.P. ("Guardian II" or "GII") and New Mountain Guardian Partners III BDC, L.L.C. ("Guardian III" or "GIII"). Note that SLP II and SLP III are joint venture vehicles between NMFC and a third party investor. NMFC has invested $202.4 million of equity in these SLP funds as of March 31, 2020. 6. Includes asset valuations and remaining commitments (if applicable) for NMFC, SLP I, SLP II, SLP IIII, Guardian II and Guardian III as of March 31, 2020. 7. As of March 31, 2020. 8. Includes asset valuations and remaining commitments for New Mountain Net Lease Partners ("NMNLP") as of March 31, 2020.

6

New Mountain Vantage – Who We Are $28BN+ Assets Under Management >177 Employees and Senior Advisors Founded in 1999 with a Core Focus on “Defensive Growth” New Mountain Vantage currently owns ~9.9% of the outstanding shares of Virtusa Corporation (“Virtusa”, “VRTU”, the “Company”) with total economic ownership of ~10.8% including cash settled swaps NMC has over 100+ investment and operating professionals at the firm (incl. NMV) and has extensive domain and operational expertise in IT Services and digital transformation. We consider ourselves as a “Strategic Shareholder” of Virtusa’s that can add significant value over time New Mountain Vantage’s engagement philosophy is to selectively work with management teams and Boards behind the scenes to help our portfolio companies reach their full potential – our last 13D was filed in 2013 and our last proxy contest was in 2007 Typical investment size for control investments of ~$500mm enterprise value; public equity investments have no size requirement New Mountain Vantage Advisers is the public equity arm of New Mountain Capital. New Mountain Capital (“NMC”) is a leading multi-strategy investment firm with a 20+ year track record, focused on value creation through operational excellence in defensive growth industries. Chad joined New Mountain in 2018 to increase portfolio level engagement, bringing to bear the full resources of NMC to help publicly-traded companies to reach their full potential. Chad was formerly a Partner at Trian Partners and was part of the team that created Trian in 2005 with Founding Partners Nelson Peltz, Peter May and Ed Garden. Dan joined New Mountain in 2002 as a private equity investor and subsequently transitioned to New Mountain Vantage in 2007. He previously worked in the Financial Sponsors Group at Credit Suisse First Boston. He received his A.B. in History from Princeton University in 2000. Chad Fauser, Head of Engagement Dan Riley, Portfolio Manager of NMV Tyler Saitta, Senior Analyst of NMV Tyler joined New Mountain in 2015 as an investment analyst and is responsible for the group’s investments in the technology, media and telecommunications sectors. He previously worked in the Middle Market Group at Wells Fargo Securities. He received his B.S. in Commerce from the McIntire School of Commerce at the University of Virginia.

New Mountain Vantage Leverages the Full Firm's Knowledge and Resources When Evaluating and Executing Investments

NMC New Mountain Capital

Research capabilities built off of New Mountain's strength as owner/operator of businesses

Large current PE portfolio

- ~$20.3 billion of revenue with ~$3.3 billion of EBITDA (1)
- Would rank as #154 in Fortune 500 by number of employees (2)
- ~60 current and former portfolio companies (3)

Team strength(4)

- ~100 investment professionals
- ~31 former senior executives or management consultants

CURRENT AND FORMER PE PORTFOLIO COMPANIES

Strayer Education, Inc. | Surgis, Inc. | OSI Overland Solutions, Inc. | Apptis | NMHC Total Healthcare Solutions | mailsouth

Deltek | Validus | Connextions | Paris Re | Ikaria

inmar | Oakleaf / ValetWaste | Intermarine | EverBank

Camber | NMF New Mountain Finance Corporation | jda. Plan to deliver | avantor / NuSil | Stroz Friedberg

IRi | SNL Financial | AmWINS Group, Inc. | ABB Optical Group | Western Dental | MSD

ACA Compliance Group | alexander mann solutions | ciox health | Diversified Foodservice Supply, Inc. | ZepInc | Equian

Strategic Partners | Gelest | Topix Pharmaceuticals, Inc. | Alteon Health | convey | alight

Legends | TRC | OneDigital | Revint | Sparta Systems | DRB Systems

Cytel | signifyhealth | MAG Aerospace | beeline | Remedy | Aceto

W2O | Ontario Systems | emids experience partnership. | Horizon Services | Classic Collision | ILC Dover | Pearce Services

1 Revenue and EBITDA above are shown for all portfolio companies held as of March 31, 2020 and may or may not have been held for the full period of financial information shown above. The portfolio companies included are: Intermarine, JDA, Avantor (post-merger with VWR), IRI, ABB, Western Dental, CIOX Health, DFS, Zep, Equian, Strategic Partners, Topix, Alteon Health, Convey Health, Gelest, Alight, Legends, TRC, OneDigital, Sparta Systems, DRB Systems, Cytel, Revint, Signify Health, MAG, Beeline, Remedy, Aceto, W2O, Ontario, emids and Horizon Services. Metrics do not include minority investments in Bellerophon and Alexander Mann Solutions. For certain companies pro forma revenue and EBITDA adjustments have been included for various add-on acquisitions and/or operational improvements.

2 Based on Fortune 500 data obtained from the Fortune Datastore (http://fortune.com/fortune500/) and excludes Avantor. If we were to include Avantor, NMC would rank as #121 in Fortune 500 by number of employees. NMC believes that if all other private equity firms and private corporations were included, New Mountain would likely rank below #154 / #121.

3 As of March 31, 2020. Fund II continues to hold its stake in Bellerophon, the R&D business of Ikaria, which was split out upon a transaction in Q1 2014. Bellerophon is a publicly traded company.

4 As of July 7, 2020.

8

New Mountain Private Equity Has Created Significant Value Through "Profitable Growth" and Multiple Expansion

Revenue(1)

$ in Millions


+100%
$7,502
$3,747
Year Prior to Investment(2)
Exit Year(3)

EBITDA(1)

$ in Millions


+122%
$1,447
$651
Year Prior to Investment(2)
Exit Year(3)

Enterprise Value(1)

$ in Millions


+198%
$19,847
$6,666
At Investment
At Exit(4)

NMV's definition of "Profitable Revenue Growth": Growing profitability metrics faster than revenue over a sustained, long-term period, thereby creating long-term value for stakeholders

Source: Portfolio Company Management and New Mountain.

1. Includes Revenue, EBITDA and Enterprise Value figures for Strayer Education (Market Cap instead of Enterprise Value is used for Strayer), Overland Solutions, Apptis, NMHC / SXC, MailSouth, Deltek, Connextions, Ikaria, Inmar (EBITDA is pre-digital spending and healthcare start-up costs), Oakleaf / Valet, SNL, ACA, MSD, AMS, Equian , Convey and excludes financial industry companies (Validus Holdings, PartnerRe and EverBank) as well as the Surgis and NMFC start-ups.
2. Figures represent LTM period prior to NMC investment.
3. Revenue and EBITDA figures for exit year are based on exit metrics as determined by NMC as part of the sales process.
4. Enterprise Value at exit. Figures represent past performance, are not indicative of future results and are not necessarily indicative of the overall performance of investments made by New Mountain.

9

Significant EBITDA Growth ($ millions) Select New Mountain Capital Value Creation Case Studies New Mountain has successfully supported value creation strategies with many portfolio companies through organic and inorganic growth opportunities New Mountain has substantial experience in building global businesses Key Value Drivers Description Leading provider of information solutions and data analytics to consumer packaged goods sector Leading provider of regulatory compliance solutions to financial services sector Leading provider of technology-enabled payment integrity solutions to healthcare industry Leading provider of technology-enabled outsourced human capital and recruiting services Leading provider of high purity products and services to the high growth life sciences and technology sectors Worked closely with management to help build and refine the Company’s growth strategy Invested in significant digital transformation/tech innovation, product development, and geographic expansion Worked closely with the founders to expand core offering and develop a professionalized sales organization Created a technology division through acquisitions and investments to launch a SaaS software product Worked closely with management to help build and refine the Company’s growth strategy into adjacent markets and product offerings Supported management in execution of M&A strategy Digitized parts of workflow for accuracy and profitability Supported significant investments in global digital infrastructure to support larger deals Built out international footprint, growing across all geographies with rapid expansion in the U.S. Diversified top client base by adding new customers Repositioned Company as a leading life sciences provider Supported two international acquisitions and the transformational acquisitions of NuSil and VWR Leading provider of industry-focused financial, business and market data, news, and analytics Expanded SNL’s sales into unpenetrated customer segments (e.g.: community banks, European banks, etc.) Enhanced go-to-market strategy with focus on market sizing Conducted 12 add-on acquisitions in existing and new product areas Note: New Mountain Capital owned investments

Table of Contents New Mountain Vantage – Who We Are Why We Invested in Virtusa & Our Efforts to Engage Virtusa’s History of Underperformance Virtusa’s New “Three Pillars” Strategy Is More of the Same Questionable Corporate Governance Practices A Lack of Alignment Between Pay and Performance The New Mountain Vantage Nominees & Value Creation Framework Conclusion Appendix

Virtusa at a Glance Source: Virtusa public filings, Bloomberg. (1) Shares Outstanding, Debt, Cash, and Series A Convertible Preferred values as of 6/30/20, the last reported quarter for Virtusa (2) Virtusa stock price as of 6/18/20, the day prior to the announcement of New Mountain Vantage’s engagement with the Company Key Clients Company Summary Virtusa is a high growth, emerging leader in the end-to-end digital strategy, digital engineering and information technology solutions and services space Founded in 1996 Headquartered in Southborough, MA 22,830 global employees (~70% offshore) 224 Active Clients (2) Key Financial and Valuation Metrics 1

Why Did New Mountain Vantage Invest in Virtusa? Virtusa is a high-quality, fast-growing, digitally-focused IT Services Provider with limited “old economy” or legacy exposure. Virtusa plays in the higher value-add, higher growth “digital transformation” area within IT Services. Combined with minimal exposure to declining revenue services, we believe Virtusa is well positioned for industry leading revenue growth. Virtusa has historically been a “sales growth at all cost” company, which has resulted in a lack of focus on optimizing margins and reducing high customer and industry concentration. This has manifested itself in disappointing and inconsistent earnings growth. NMV has developed a framework to increase margins closer to peer levels and to mitigate revenue concentration issues which will further position Virtusa towards best-in-class digital IT Services Providers. NMV began investing in Virtusa in the fall of 2019, with the view that the market underappreciates Virtusa’s capabilities and future earnings growth potential. NMV is confident that through enhanced Board capabilities, governance and accountability, Virtusa can finally achieve the profitable revenue growth, margin improvement and revenue diversification objectives it has been articulating for many years, which should drive stronger, more consistent earnings growth versus historical performance. Stronger and more consistent earnings growth should in turn be rewarded by the market with a higher valuation multiple more consistent with peers with similar capabilities, performance and growth rates. Note: New Mountain Vantage opinion and analysis

Virtusa Is Well-Positioned To Be a Winner in Digital Transformation with Strong Capabilities Across the Board

NMC New Mountain Capital

	Digital Engineering			Hybrid IT + Digital		Hybrid IT + Digital + Legacy				
	Globant	endava	epam	virtusa	Perficient	Infosys	Cognizant	Capgemini	HCL Technologies	Tech Mahindra
	Digitally-Focused, Higher Value-Add, Faster Growth, Premium Valuation					*Legacy Exposure, Less Digital %, Slower Growth, Lower Valuation*				
Approx. % Digital [1]	80%+	80%+	80%+	61%	~75%	39%	35%	~50%	20%	40%
5Y Revenue CAGR [2]	27%	36%	26%	22%	5%	8%	8%	4%	21%	9%
NTM P/E Multiple [3]	56x	40x	39x	18x	17x	18x	15x	15x	14x	12x
Cust. Experi. / Consulting	√√	√√	√√	√√	√	√	√	√	√	√
Design / UI / UX	√√	√√	√√	√√√	√	√	√	√	√	√
Product Engineering	√√√	√√√	√√√	√√	√√	√√	√√	√√	√√	√√
Data Eng. (WH, Lakes)	√√√	√√√	√√√	√√	√√	√√	√√	√√	√√	√√
Advanced Engineering	√√	√√	√√	√√	√√	√√	√√	√√	√√	√√
BPO						√√	√√	√√	√√	√√
Legacy IT Exposure	None	None	None	Moderate	Low	Significant	Significant	Significant	Significant	Significant

of √'s = Relative Strength

Source: Company filings, CapitalIQ and New Mountain Vantage Analysis. New Mountain analysis of capabilities open to subjectivity
(1) Last Digital % previously reported by company (2) Last 5 reported fiscal years (3) NTM P/E multiple as per CapitalIQ on June 18, 2020, the day before NMV's engagement was made public

14

To Succeed, We Believe Virtusa Needs to Focus on the Key Drivers of Value Creation for IT Services Companies Stable / Growing Margin Revenue AND Earnings Growth Consistency Diversified Revenue Base What We Believe Drives Value for IT Services Companies IT Services is a global growth industry with a long-term trend towards outsourcing Digital Transformation tailwinds should provide many years of revenue growth tailwinds Companies that grow revenues that translate into consistent earnings growth are rewarded with premium valuation multiples IT Services is a primarily people-driven business where utilization, staffing pyramid & subcontractor management are key to consistent margins This has allowed for industry margin defensiveness in downturns, as well as gradual margin expansion through increased economies of scale and operating leverage Due to uncontrollable exposure to corporate IT spend, investors tend to favor companies that have worked to diversify their end market and individual client revenues This helps to insulate the business from exogenous shocks in end market demand and client specific risks, making it easier to manage margins and benefit from broader macro trends Disciplined Capital Allocation IT Services is a cash-generative business model with a fragmented global market Many firms have made acquisitions a key pillar of their strategy to bolster capabilities Firms that can sustain disciplined, accretive and strategically sound capital allocation policies are looked upon favorably by investors Note: Views on the drivers of value are the opinion of New Mountain Vantage and are in no way to be treated as definitive, all-encompassing, or investment advice

How We Got Here: Virtusa's Claims of "Working Constructively" with NMV Have Been Misleading and Its Actions Concerning

NMC
NEW MOUNTAIN CAPITAL

"…Working Constructively with NMV to Carefully Evaluate its Recommendations…" – Virtusa Board 8/17/20	Genuine Engagement	Governance Concern Level
▪ **April 2020 – May 2020:** NMV engages with Virtusa and delivers an in-depth presentation to management on value creation, requesting Board representation to help drive change. Over numerous discussions of our ideas, ***Management does not ask a single question,*** delaying any formal feedback until after the May 13 earnings call where Virtusa introduces to shareholders its ***"Three Pillar Strategy" – a strategy Management claims to have launched a year earlier despite never publicly mentioning it***	✗	🟡
▪ **May 2020 – June 2020:** Virtusa takes NMV through a superficial Board recruitment process, ultimately ending with Virtusa's offer to allow NMV to interview and "take credit" for helping add a new independent director handpicked by the Company. NMV declines this construct and privately nominates **three** highly qualified directors to the Board for the 2020 election. Our private nomination was meant to serve as a placeholder with the goal of still coming to an agreement with Virtusa. Virtusa unilaterally adds the previously unnamed director and publicly discloses NMV's nomination of directors	✗	🟠
▪ **June 2020 – August 2020:** Virtusa begins a campaign of Board size changes, first with the addition of a 10th director and stating that they would like to recruit an 11th. This was followed by a subsequent ***shrinking*** of the Board to 9 through an ***undisclosed and previously unenforced Director age limit policy***. This effectively ***reduced the current class of directors from three seats to two seats,*** and thus ***unilaterally diminished the rights of NMV and all shareholders to impact a staggered board***	✗	🔴

A more extensive history of our dialogue with Virtusa's Board and Management can be found in the appendix

16

Table of Contents New Mountain Vantage – Who We Are Why We Invested in Virtusa & Our Efforts to Engage Virtusa’s History of Underperformance Virtusa’s New “Three Pillars” Strategy Is More of the Same Questionable Corporate Governance Practices A Lack of Alignment Between Pay and Performance The New Mountain Vantage Nominees & Value Creation Framework Conclusion Appendix

Why Is Change Warranted? History of sustained Total Shareholder Return (TSR) underperformance: Virtusa’s share price declined by -35% in the five-year period ending 6/18/201, compared to a return of +57% for the Russell 3000 in the same period and +38% for Virtusa’s Direct Peers2. Since our involvement became public on 6/18/20 to the filing of NMV’s proxy statement on 8/19/20, Virtusa’s share price has returned +26% vs 9% for the Russell 3000 Dismal operating performance Weak EPS growth despite repeated commitments of “Profitable Revenue Growth,” with Virtusa’s revenues having grown multiple times faster than its Adj. EPS from FY2016 to FY2020 (+119% revenue growth vs. only 4% EPS growth) Worst-in-class margins that are nearly ~50% below the relevant IT Services peer group average and ~50% below the “mid-teens or higher” targets management has discussed for more than seven years Significant earnings volatility resulting from client/industry revenue concentration and poor margin management which Virtusa has failed to address despite repeated promises over many years Misguided M&A and capital allocation strategy Disappointing financial performance is apparent in Virtusa’s ROIC3, which has contracted from ~16% in at LTM 12/31/15 (before the consummation of the Polaris Transaction) to ~10% in FY2020, despite spending ~$650mm on M&A in the past five years Questionable governance & oversight Material corporate governance deficiencies including a staggered board, no separation of Chairman and CEO roles, inability to call special meetings or act by written consent, and a lack of diversity on the Board, coupled with troubling actions to entrench management Misaligned compensation Flawed management compensation structure which has rewarded unprofitable revenue growth, with CEO compensation growing by 86% from FY2016 to FY2020 versus total Adj. EPS growth of only 4% over the same period Source: Bloomberg, Virtusa Company Filings, NMV estimates and projections (1) The day before NMV involvement became public (2) Unless otherwise stated, Direct Peer Group is defined as Endava PLC, Globant SA, EPAM Systems, Perficient Inc. Capgemini SE, Cognizant Technology Solutions Corp., Infosys Ltd. HCL Technologies Ltd., and Tech Mahindra Ltd. NMV’s selection of these Peers reflects its assessment of what firms can reasonably be considered VRTU’s peers in the Outsourced & Digital IT Services Industry. However this analysis contains elements of subjectivity and the comparisons made herein may differ materially if different firms had been included (3) Return on Invested Capital calculated as NOPAT / Invested Capital where NOPAT is adj. Operating Income plus SBC tax effected by constant 30% rate and Invested Capital is Net Debt + Book Value of Equity. Calculated as of LTM 12/31/15, before the close of the Polaris transaction

Virtusa Has Failed to Deliver on Its Main Value Drivers for a Long Time

Failure to Achieve Profitable Revenue Growth



Revenue ($MM)
+119%
$600
$859
$1,021
$1,248
$1,312
FY2016
FY2017
FY2018
FY2019
FY2020



Adj. EPS
+4%
$2.06
$1.25
$1.63
$2.12
$2.14
FY2016
FY2017
FY2018
FY2019
FY2020

Failure to Improve Margins and Benefit from Scale



Gross Margins
35.1%
27.7%
28.9%
29.1%
26.9%
FY2016
FY2017
FY2018
FY2019
FY2020



Non-GAAP Operating Margins
13.3%
6.5%
8.5%
9.9%
8.7%
FY2016
FY2017
FY2018
FY2019
FY2020

Failure to Diversify Revenue[1]



FY2016
Client
FY2020
Non-Top 10 52%
Top 10 Clients 48%
More Concentrated
Non-Top 10 43%
Top 10 Clients 57%
FY2016
Sector
FY2020
M&I 10%
C&T 35%
BFSI 54%
More Concentrated
M&I 8%
C&T 34%
BFSI 57%

Failed Capital Allocation Strategy



Return on Invested Capital[2]
16%
Significant Degradation
10%
LTM 12/31/15
FY2020

Source: Virtusa Company Filings

(1) Virtusa segment abbreviation: BFSI: Banking, Financial Services, Insurance. C&T: Communications & Technology. M&I: Media & Information (2) Return on Invested Capital calculated as NOPAT / Invested Capital where NOPAT is adj. Operating Income plus SBC tax effected by constant 30% rate and Invested Capital is Net Debt + Book Value of Equity. FY2016 calculated using 12/31/15 balance sheet before consummating the Polaris transaction which closed in March 2016

19

As a Result, Virtusa’s TSR Has Significantly Underperformed Peers and the Relevant Index Over the Last Five Years Source: CapitalIQ, Bloomberg (1) Total shareholder return (“TSR”) including dividends ending on 6/18/20, the day before NMV’s involvement was made public by the Company. (2) Direct Peer Group defined on p. 17 (3) Virtusa’s FY2020 Proxy Peer Set selected by the Board, defined p. 55 Overall Underperformance One Year Performance Three Year Performance Five Year Performance

Virtusa Has Had Contradicting Philosophies When It Comes to Its Diversification Strategy

NMC New Mountain Capital

Management has Shown No Consistent Strategy in Addressing Revenue Concentration – No Wonder the Lack of Progress

It was clear Virtusa had a diversification "strategy" as far back as 2014	*In 2017, Virtusa was excited to grow its top client, inconsistent with "diversification"*	*Virtusa now cares about diversification after saying 8 months earlier Citi could grow to 25%*	*Later, Virtusa acknowledges "it is what it is" when it comes to large clients*	*Doesn't growing its top 2-10 clients exacerbate revenue concentration issues?*	*Even after a price cut with Citigroup, Virtusa is eager to get bigger with them again*
"As we look forward, we are encouraged by our ongoing **diversification strategy** both geographically and across the client portfolio"	"The client **concentration of this large customer**, which for Polaris standalone was about at **45%**; and the combined Virtusa platform, **it has now come down to 15%, allowing Virtusa Polaris to grow back to at least 25%**"	"So Virtusa has put together for ourselves the **strategic vision, more diversification** in the company…. **Looking for more diversification,** we're looking for more in digital…"	"**We always watch for diversification**. But at the same time, look, **you're in these large clients. You're going to be getting a big chunk of revenue there.** You're **not** going to run away and say, **"You know, I'm watching diversification"**.	"… over the next 2 to 5 years … will be **continuing to grow our top 2 to 10 customers…** And we do that by really continuing to **grow those large enterprises,** where really we've been **getting preferred vendor status… We believe we can grow those very well**".	"we now **have the addressable spend to be able to continue to expand and scale notwithstanding we were the first digest or ingest the headwind … we will be very aggressively pursuing the opportunity in terms of identifying and ideally winning some of the new areas…**"
Q4 FY2014 Earning Call	**Citi Conf. Sept 2016**	**JPM Conf. May 2018**	**JPM Conf. May 2019**	**UBS Conf. Dec. 2019**	**Needham Jan. 2020**

The Result: Diversification Hasn't Improved



Largest Single Sector
BFSI: 54%
BFSI: 64%
BFSI: 67%
BFSI: 62%
BFSI: 57%
52%
48%
55%
46%
50%
50%
45%
56%
43%
57%
FY2016
FY2017
FY2018
FY2019
FY2020
Top 10 Clients
Non-Top 10 Clients

Source: Virtusa Public Company Filings & Transcripts, emphasis added by NMV

21

Top Client Top 10 Clients (total) Despite Years of Working on Diversification, Poor Execution and Lack of Strategy Have Resulted in the Highest Concentration Among Peers Source: Public Company Filings and presentations. Note: Last available disclosure | Note: Perficient Inc. does not report any material client concentration. (1) Banking, Financial Services, and Insurance segment Virtusa’s Significant Unaddressed Concentration Issues In failing to address these concentration issues for many years, Virtusa’s Board and management have left investors open to a myriad of risks Largest Single Sector BFSI: 55% BFSI: 24% Payments: 54% Comm.: 41% BFSI: 20% BFSI: 22% BFSI: 22% BFSI: 27% BFSI: 35% (1)

Unaddressed, Over-Concentrated Revenue Leads to Client and Industry Level Spending Exposure, Resulting in Volatile Results Source: Virtusa Transcripts and public company filings (1) One Day stock decline after announcement, unless otherwise noted. Relative vs. Russell 3000 (2) Decline took two days to abate (3) Decline took four days to abate Client and Industry Issues Cited by Management as the Driver of Poor Results “Exception of one of our largest clients, who is experiencing cost pressures driven by company-specific factors” – 2/8/16 Stock Response? 1 “Some headwinds in some of our largest clients who have been going through a restructuring” – 8/9/16 “Growth in this vertical was driven primarily by our telecom clients but was below our expectations” – 5/16/17 “There was one large banking clients that has, over a period of time, we've been shifting away from them” – 11/7/18 “For the full fiscal year, we expect revenue from our largest client to decline in the high single digits” – 5/15/19 “In July, we learnt that one of our European banking clients is reducing their second half spend and accelerating some of their programs with us to offshore” – 8/8/19 “The company agreed to provide certain savings to Citi for the period from April 1, 2020 to December 31, 2020, which savings can be achieved through productivity and efficiency measures and associated reduced spend” –1/6/2020, Citi Renegotiation 8k -21% 2 -16% 3 -15% -16% -20% -21% -9%

Revenue Concentration Issues Lead to Volatility, Making It Difficult to Manage Expenses, a Key Reason For Virtusa’s Poor Margins Source: CapitalIQ, Bloomberg, and Company filings | (1) Last prior fiscal year announced for all companies. Adjusted Operating Income defined as GAAP Operating Margin + Amortization of M&A Intangibles + Stock-based Compensation + Non-Recurring Charges. Numbers may be subject to rounding Virtusa FY Adj. Operating Margin 1 Last Fiscal Year Peer Adj. Operating Margin 1 Average: 16% The Polaris transaction led to increased concentration & execution issues from which Virtusa never recovered Despite attempting to raise margins for years, Virtusa still has the lowest margins among its peers. Virtusa’s “outperformance” in Q1 FY21 was uninspiring

Scale is Not The Problem, as There Are Many Smaller Players in this Industry With “Mid-Teens or Higher” Margins Source: Public Company filings. Conversion rates used for non-USD reporting companies: GBP: 1.32, EUR: 1.2, INR: 75 Last Fiscal Year Adj. Operating Margin Last Fiscal Year Revenue (USDmm) Last Fiscal Year Revenue vs. Adj. Operating Margin Potential Prasad Chintamaneni was integral in the growth and profitability of Cognizant for nearly 20 years Virtusa’s margins are significantly below many similarly scaled players

Virtusa’s Current Promises Regarding Future Margin Potential Look Eerily Similar to Past Promises – Why Believe Them Today? Source: Virtusa Public Company filings & transcripts, emphasis added by NMV “Our own financial model in terms of reaching to the mid-teens is accreting margins by 100, 150 basis points…We will continue to stay on this road map of 100 to 150 basis points; therefore, getting to our first milestone of mid-teens in the next three to five years. Once we achieve that, we are going to ratchet that again to get to the high teens. That is not where we are going to stop. We first want to get there and then lever from there to the high teens” Margin Expansion – Then Margin Expansion – Now? Despite this constant, repetitive rhetoric of “mid-teens margins” over the past decade, Virtusa’s margins have not sustainably improved Ranjan Kalia, CFO, Cowen Conference (5/30/12) Virtusa had 8.6% GAAP Operating Margins at the time of this statement “Beyond that, we expect that we will accrete margins by about 100 to 150 basis points. And our goal is to get to the mid-teens margin in the mid to long term, which is the 3 to 5-year period. And we feel very confident, given the changes that we've made, given the rigor that we have with respect to pipeline activities, the diversification strategy that we deployed as a part of our Three-Pillar strategy, we feel that we are in very good stead to be able to accrete margins according to our plans and get to our mid- to long-term margin goals of mid-teens.” Kris Canekeratne, CEO, Q1 FY21 Earnings (7/30/20) Virtusa had 8.7% Adj. Operating Margins at the time of this statement Please see appendix for a more comprehensive list of Virtusa margin-related quotes

Despite Promising Mid-Teens Margins for Years, Virtusa has Made No Progress Yet Continues to Cite the Same Margin Levers as its Focus

NMC New Mountain Capital

Virtusa Has Attempted to Reduce Its Use of Subcontractors and Improve Utilization for many Years and with Limited Results

Virtusa was attempting to address these issues back in FY12	***Though Virtusa appears willing to accept work that exacerbates these issues***	***Despite years of efforts to mitigate these risks, they continue to be cited as issues***	***Management continues to emphasize strategies to improve utilization***	***…but continues to cite these as margin headwinds***	***Should we believe Management can finally achieve this on their own?***
"Subcontractor percentage went down helping the gross margins… Overall we believe that that's going to be a level for us, because we believe that our subcontractor percentage is still higher than the industry level"	*"We picked up another large program and that large program had a significant contractor onsite presence and that significant contractor onsite presence is also impacting the gross margin"*	*"Our current '17 guidance calls for a **200 bps reduction to non-GAAP operating margins** …reflecting the impact of **higher onsite effort, contractor resourcing** and currency headwinds as well as a **slightly lower utilization**"*	"So but we still have lot of gross margin [levers] that are there, that we believe still have lot of room for them to grow starting even from utilization. We believe that a 79% utilization can probably accrete over the next two years into the low 80% and touching into the mid-80s….There is lot of utilization type of initiatives…"	*"We expect our non-GAAP operating margins to be **lower than our previous expectations**, driven primarily by **lower utilization and higher mix of contractors**"*	*"We have **initiated** programs to improve labor pyramid efficiencies, utilization and the direct cost versus built spread….we have **initiated** programs to reduce our use of subcontractors, while also optimizing our staffing pyramid. "*
Q3 FY13 Call (1/30/13)	**Q1 FY15 Call (8/5/14)**	**Q2 FY17 Call (11/9/16)**	**Q3 FY17 Call (2/09/17)**	**Q3 FY20 Call (2/6/20)**	**Q4 FY20 Call (5/13/20)**

Gross Margins Haven't Improved…



35.1%
27.7%
28.9%
29.1%
26.9%
FY2016
FY2017
FY2018
FY2019
FY2020
Gross Margins

…and Utilization Has Not Shown Progress



82%
78%
83%
83%
81%
FY2016
FY2017
FY2018
FY2019
FY2020
Utilization

Source: Virtusa Public Company Filings and Transcripts

27

Revenue Concentration Issues and Poor Margin Management have Contributed to a Pattern of Reduced Earnings Expectations Source: Bloomberg consensus estimates (1) Another management promise from their 8/25/20 Letter to Shareholders FY2016 Street Earnings Projections FY2017 Street Earnings Projections FY2018 Street Earnings Projections FY2019 Street Earnings Projections FY2020 Street Earnings Projections -12% -45% +1% -12% -18% Virtusa’s history of unaddressed client concentration issues and cost mismanagement have resulted in a track record of underperformance vs. expectations. How are we supposed to believe it is “delivering on the promise of our plan”?1

Ultimately, We Believe Virtusa’s String of Earnings Misses and Negative Announcements Has Led to a Loss of Management Credibility Source: Bloomberg and Company filings. Note: One day stock price reaction after event Virtusa’s Recent History with Investors Since Q1 FY2019, Virtusa has given investors: 5 of 9 negative reactions to earnings and/or guidance on its quarterly calls, with a cumulative (65%) negative price reaction Only 3 of 9 positive reactions to earnings and/or guidance on its quarterly calls, for a cumulative +20% positive price reaction before NMV’s engagement. Only after NMV’s engagement was there a major positive price reaction of +15% Two significant intra-quarter negative announcements that resulted in a cumulative (21%) negative price reaction Management’s failure to address concentration issues has led to significant earnings and stock price volatility, ultimately translating into poor relative TSR performance

Virtusa's Issues Have Been Compounded by Subpar Capital Allocation Decisions Such as the Acquisition of Polaris Ltd.

NMC New Mountain Capital

Polaris Acquisition "Rhetoric"

- In November 2015, Virtusa announced its intention to purchase Polaris Consulting Ltd.
- The deal would allow Virtusa to leverage its scale to **grow in already large clients** and gain significant revenue synergies
- The deal would **broaden the capabilities within the BFSI vertical**, ultimately allowing increased growth
- Polaris would be an **accretive use of cash in FY18** and beyond
- Polaris would increase Virtusa's scale, allowing for operating leverage & margin improvement

Polaris Acquisition Reality

- The acquisition of Polaris was a doubling down by management on both sector and client concentration, exacerbating already prevalent concentration issues Virtusa had been trying to mitigate
- Polaris was thought to be **~90% legacy IT**[1], significantly diluting the quality and growth of Virtusa's digital engineering focused business
- The "revenue" synergies were the result of a significant price cut that Virtusa/Polaris had to ensure from Citigroup in exchange for the Preferred Vendor Status. Polaris ended up being **a dilutive deal**
- Polaris was poorly executed and financed: The original implied value of Polaris was **~$340mm**, but Virtusa ultimately paid nearly **~$450mm** in total in the multi-step deal. Virtusa also **back-end financed with equity at a lower stock price**

Management's Commentary

"This [acquisition] is **highly strategic…**. First, the combination of our two Companies will create a fully integrated provider of comprehensive solutions and services across the **BFSI industry**. Second, our combination with Polaris will **meaningfully expand our addressable market**. And third, the transaction will enhance our ability to pursue **larger consulting and outsourcing contracts**"

Polaris Deal Call – 11/5/2015

Shares Declined Massively from Polaris Announcement to Close



March 3rd, 2016:
Virtusa stock price fell 38% in total, destroying >$650mm of shareholder value.
Nov. 5th, 2015:
On the day of the Polaris announcement, Virtusa stock price fell 10%
110
100
90
80
70
60
50
11/4/2015
12/4/2015
1/4/2016
2/4/2016
-6%
-38%
VRTU
S&P 600 Small Cap

Source: Bloomberg, Virtusa transcripts, Virtusa public filings, emphasis added by NMV (1) Wedbush Securities report 9/8/16

30

The Acquisition of Polaris Took Virtusa in Every Wrong Strategic Direction Source: Virtusa public filings, transcripts and equity research reports, emphasis added by NMV 40% Reduction in Adj. EPS ~700 Bps Reduction in Adj. Operating Margin 52% Increase in Top Client Concentration 17% Increase in Top Industry Concentration Polaris “The second risk pertains to Polaris’ significant exposure to legacy services work, which we pegged at 90% of revenues in the March quarter of 2016, subjecting the company for potential future cannibalization” Wedbush Securities report – 9/8/16 Polaris Polaris Polaris

Virtusa’s Board Has Overseen an Incohesive M&A Strategy that Has Failed to Create Value for Shareholders Source: Virtusa Public Filings, emphasis added by NMV. (1) Maximum ROI would assume that growth at Virtusa has only been created via capital expenditure or M&A spend and that no other organic growth has occurred in the business Virtusa’s M&A in the Last Five Years Virtusa has spent over 50% of its market capitalization in M&A, yet returns are significantly below Virtusa’s cost of capital  Virtusa Board’s View of Its Own M&A Record? “[Mr. Armony] has been materially involved—previously as a member of our informal M&A committee, and now as a member of our Finance Committee—in overseeing every major transaction of the Company, including our IPO, our follow-on offering, our Series A Convertible Preferred Stock issuance, all of our acquisitions, including, most recently, our tremendously successful Polaris and eTouch acquisitions as well as our significant credit facilities, which were used to fund these acquisitions.” –FY18 Proxy Supplement

All-in-all, Poor Capital Allocation in Recent Years Has Resulted in a Weakened ROIC Source: Virtusa public filings (1) Return on Invested Capital calculated as NOPAT / Invested Capital where NOPAT is adj. Operating Income plus SBC tax effected by constant 30% rate and Invested Capital is Net Debt + Book Value of Equity. (2) LTM 12/31/15 shown instead of FY16 to capture Virtusa before consummating the Polaris transaction which closed in March 2016 Return on Invested Capital 1 2 1200 bps decline in ROIC following Polaris Deal Despite 119% Increase in Revenue, ROIC is still 640 bps lower than in FY16 before Polaris

Poor Performance and the Inability to Follow Through on Promises Has Resulted in Reduced Credibility and a Lower Valuation Multiple

NMC
New Mountain Capital

Virtusa 5Y NTM Price/Earnings (P/E)


30x
25x
20x
15x
10x
5x
-
Average: 18x
6/18/2015
12/18/2015
6/18/2016
12/18/2016
6/18/2017
12/18/2017
6/18/2018
12/18/2018
6/18/2019
12/18/2019
6/18/2020

Virtusa's own valuation has de-rated by ~17% in the last 5 years from ~21x P/E to ~18x P/E

Virtusa NTM P/E Relative to Key Peer Sets


15x
10x
5x
-
(5x)
(10x)
(15x)
(20x)
(25x)
+3x vs Hybrid Peer Median
-1x vs Proxy Peer Median
-6x vs Russell 3000
-23x vs Pure Digital Peer Median
+6x vs Hybrid Peer Median
+3x vs Proxy Peer Median
+3x vs Russell 3000
-8x vs Pure Digital Peer Median
6/18/2015
12/18/2015
6/18/2016
12/18/2016
6/18/2017
12/18/2017
6/18/2018
12/18/2018
6/18/2019
12/18/2019
6/18/2020
vs. Pure Digital Peers
Vs. Proxy Peers
Vs. Russell 3000
Hybrid Peers

Virtusa has de-rated against all peer groups, though most specifically, it has increasingly lagged the key digital peers despite having over ~60% and growing digital revenue

Source: Bloomberg. Note: Direct Peer group from p. 17 has been broken into "Pure Digital Peers" consisting of EPAM, GLOB, and DAVA and "Hybrid Peers" of PRFT, CAP FP, INFO IN, TECHM IN, HCLT IN, CTSH

34

Table of Contents New Mountain Vantage – Who We Are Why We Invested in Virtusa & Our Efforts to Engage Virtusa’s History of Underperformance Virtusa’s New “Three Pillars” Strategy Is More of the Same Questionable Corporate Governance Practices A Lack of Alignment Between Pay and Performance The New Mountain Vantage Nominees & Value Creation Framework Conclusion Appendix

Management Has Failed to Disclose a Concrete Plan to Investors The New Mountain Vantage Nominees have compelling skill sets and alignment to bring the required change to the Virtusa Boardroom In re-branding the “Three Pillars” strategy, Virtusa ironically codified the list of failed promises to investors over the past decade.  The “Three Pillars” strategy, supposedly in effect for over a year, was never mentioned publicly by Virtusa until after NMV initiated our engagement These “Pillars” are not new. Virtusa Management has been attempting to increase margins, diversify revenue and grow profitably for well over 5 years with little success to date Recent rhetoric regarding “Three Pillars’” success lacks concrete evidence of improvement and is very short term in nature Despite this weak performance, the Board of Directors has failed to hold management accountable

While Management is Making a Claim that the Three Pillars Have Been a Strategic Plan for a Year, There is No Evidence of This Source: Virtusa public company filings and transcripts A “History” of the “Three Pillars” “However, along with the challenges, it has revealed unique opportunities, especially as it relates to our 3-pillar strategy, which has been in place with respect to growth, diversification and margin improvement” –Kris Canekeratne, Q4 FY2020 Earnings Call (5/13/2020) “In fiscal year 2020, we initiated a multi-year strategy to increase our revenue growth, operating margin accretion, and earnings per share growth…While we began to implement these three pillars in fiscal year 2020, we faced significant headwinds, which masked our progress” –FY2020 10K Filing First Mention of the “Three Pillars” – 5/13/20 Places that Didn’t Mention the “Three Pillars” – All of FY2020 Any public filing made in FY20 The FY19 Proxy Statement detailing changes to be made to the NEO compensation plan Any earnings or conference call transcript in or leading up to Q4 FY20 Virtusa’s former Investor Presentations dated December 2019 and April 2020 (not filed with the SEC and later removed from Virtusa’s website) Virtusa’s earnings presentations and Analyst Data Sheets

When Did Virtusa First Articulate the “Three Pillars” Strategy? After NMV Privately Presented Our Value Creation Plan to Virtusa Management Source: New Mountain Vantage Presentation to Virtusa Management on April 29, 2020, reproduced in the appendix, Virtusa FY20 earnings call transcript w/ emphasis added by NMV New Mountain Vantage’s Framework (4/29/20) Virtusa’s Reaction (5/13/20) “Building on our fiscal year '20 planning, the fiscal year '21 plan consists of 3 fundamental pillars. First, profitable revenue growth; second, revenue diversification, which can be categorized by geography, industry and client; and third, increasing gross and net margin. We have concrete strategies, tactics and timetables in place to deliver in each of these areas.” -Kris Canekeratne, FY2020 Earnings Call Virtusa Management and Board claim the “Three Pillars” strategy has been in place for over a year, yet never mentioned the concept of any cohesive strategy until their Q4 FY20 Earnings call. They have yet to expand on their "concrete strategies, tactics and timetables" or "detailed roadmap” Reproduced in full in the appendix

Management Will Say It Is Doubling Down on the New "Three Pillars", but the Components of this Strategy are Not New

New Mountain Capital

Profitable Revenue Growth

Q4 FY2020

"With respect to the first pillar, ***profitable revenue growth***, it is clear that the Global 2000 buying behaviors are changing in today's environment… These are essential versus discretionary projects and generally longer term and recurring in nature, which provides us with the ability to better manage and improve margins. Our track record with work like this, our digital strength combined with our size, scale and agility, positions us well to win significant share"

-Q4 2020 Earnings Call

Previous Commentary

"We have been focused **on profitable revenue growth**"

-Needham Growth Conference January 16, 2013

"Starting in fiscal 2018, the compensation committee has determined that it is appropriate and in the best interests of the Company to target the CEO's total compensation up to the **75th percentile of the peer group**. The compensation committee made this change in **recognition of the CEO's long-term success in driving profitable revenue growth for Virtusa** and unique ability and expertise to execute on the Company's strategic business plan, which in turn we believe will enhance shareholder value"

-FY2017 Proxy Statement

Revenue Diversification

Q4 FY2020

"***Diversification efforts***, the second pillar. Our efforts to increase our geographical diversification was strengthened in fiscal year 2020, during which time, we separated out the Americas and EMEA P&L. We aligned senior executives to oversee our efforts in each region and have made key local leadership hires, including a Managing Director focused on Europe and the Middle East"

-Q4 2020 Earnings Call

Previous Commentary

"As we look forward, we are encouraged by our **ongoing diversification strategy both geographically and across the client portfolio"**

-Q4 FY2014 Earnings Call

"So Virtusa had put together for ourselves the strategic vision, more diversification in the company"

-JPM Conference May 17, 2018

Margin Improvement

Q4 FY2020

"Coming to our third pillar, our fiscal year '21 plan also include ***several strategies underway to reduce costs and improve both gross and net margins*** from Q1 2020 level. We have initiated programs to improve labor pyramid efficiencies, utilization and the direct cost versus build spread. The initiatives are focused on the core profit drivers of our business, people supply chain, mobility, project profitability and G&A cost reduction. And we have initiated programs to reduce our use of subcontractors, while also optimizing our staffing pyramid."

-Q4 2020 Earnings Call

Previous Commentary

"Polaris operating margins are lower than Virtusa, but we anticipate **driving Polaris margin expansion** going forward, which will result in a **combined company operating margins in the mid-teens on a non-GAAP basis over the next 3 to 5 fiscal years"**

-Polaris Deal Call November 5, 2015

"Our long-term goal is going to be continue to bring the combined organization, which is now running at a $1 billion platform, in the **next 2 to 5 years into the midteens operating margin** on a non-GAAP basis"

-Cowen Conference June 1, 2016

Source: Company Transcripts, emphasis added by NMV. For the full list of "soft" management commitments over time, please see our Letter to Virtusa Shareholders dated 8/19/20

39

Taking a Longer Look, Management Has Made Very Little Progress Against Any of the Pillars Source: Company Transcripts, Company Filings Revenue Diversification Margin Improvement Profitable Revenue Growth Long-Term Track Record

Even if this Were a Strategy in Place for the Last Year, Very Little Progress Has Been Made on the Three Pillars to Date Source: Virtusa Public Filings Virtusa’s Recent Performance Does Not Match Their Rhetoric Client concentration has gotten worse Margins have been extremely volatile Growth has been choppy Q1 FY21 revenue was guided to be down -10% and ended up “only” down -6%. Implied Adj. OI margin was expected to be down ~310 bps and came in down 292 bps. Both metrics are significantly below peers2. “Exceeding internal forecasts” that underperform peers does not equate to performing well Pre-COVID FY20 Margin Guidance: +40 bps from FY19

While Touting “Progress”, Virtusa’s First Half Performance Significantly Underperformed Peers Source: Public Company Filings, Virtusa filings & transcripts, emphasis added by NMV (1) YTD return in local currency from 12/31/19 – 8/19/20, the day NMV filed its definitive proxy statement. (2) See NMV’s Letter to Shareholders dated 8/19/20 for more information regarding Virtusa Q1 FY21 performance Virtusa’s “Evidence” of Progress “As a result of strong execution against our Three Pillar Strategic Plan and related cost savings initiatives, in the fiscal first quarter of 2021 we delivered gross profit and operating margin performance that exceeded our internal forecasts. We expect operating margins to exceed 9% during the second quarter and be in the low double-digit range by the fiscal third quarter of 2021” – Virtusa Letter to Shareholder, 8/25/2020 Last Last Last Last Virtusa has once again performed worse than the peer group, yet claims that they are making progress against their plan (1)

We Caution Investors to Take Selectively Disclosed and Poorly Defined Metrics such as “Pipeline” as Evidence of Success Source: Company Filings, emphasis added by NMV Virtusa’s “Evidence” of Progress “As we work toward more profitable revenue growth, the key driver is a larger and higher quality pipeline of digital and cloud transformation engagements. Year-over-year, Virtusa’s global pipeline has more than doubled to $5.2 billion, with digital representing over 70% of the total. This accomplishment is a function of new programs and campaigns, targeting new business, driving account margin accretion and accelerating core business development with digital and cloud partners.” -Virtusa Letter to Shareholders (8/17/20) Facts About the “Pipeline” “Now I want to caution you a little bit, we are obviously very pleased with the strong uptick in our pipeline, but this pipeline is total contract value, so these are longer-term. So all of this pipeline will not convert for this year” -Kris Canekeratne, CEO, JPM Conf. (5/14/20) “While our pipeline continues to grow, we have limited visibility on when some of these deals will close, and therefore, do not believe it would be prudent to provide formal guidance at this time” -Ranjan Kalia, CFO,Q4 FY20 Earnings Call (5/13/20) “But having said that, it's important for me to stress and underscore that much of that very significant pipeline growth is in early stage. And much of that will move over the next several months and quarters. And from an expectation standpoint, we expect that this pipeline growth will actually only translate into tangible revenue into second half and beyond” -Kris Canekeratne, CEO, Q4 FY20 Earnings Call (5/13/20) Management admits that “pipeline” is not a metric that converts easily into revenue. The company also does not disclose pipeline or in-quarter conversions. This is not a metric investors can depend on.

Table of Contents New Mountain Vantage – Who We Are Why We Invested in Virtusa & Our Efforts to Engage Virtusa’s History of Underperformance Virtusa’s New “Three Pillars” Strategy Is More of the Same Questionable Corporate Governance Practices A Lack of Alignment Between Pay and Performance The New Mountain Vantage Nominees & Value Creation Framework Conclusion Appendix

Flawed Governance Structure à Lack of Management Accountability = Underperformance Source: Virtusa proxy materials and New Mountain Vantage analysis Virtusa has maintained a deficient and suboptimal corporate governance structure, leading to a strongly entrenched Board and Management team Structural Governance Concerns around many of Virtusa’s longstanding governance policies Questionable Board “independence” due to a myriad of interlocking connections and prior relationships with the Company that begs the question: can the Board provide the necessary oversight to a strong Founder/CEO? The misrepresentation of Vikram Pandit as a “shareholder representative” given he has 100% voting authority over his election, holds a preferred security with downside protection, and shareholders cannot vote him off the Board The recent rushed addition of a tenth Board member in reaction to NMV’s request to add a highly-qualified and credible director nominee with an IT Services background in Prasad Chintamaneni  The addition of Abid Neemuchwala as a Class III director (not up for election until 2022) instead of giving shareholders the ability to vote on his candidacy in 2020 – inconsistent with the three prior Director adds Shrinking of the director class currently up for election by enforcing a previously undisclosed age limit requirement. This reduces the number of directors NMV can run in opposition and dilutes the influence of any new NMV director nominees, if elected.  This policy was not enforced nor specifically waived in 2017 A history of manipulative Board size changes

Virtusa Has Maintained a Significantly Deficient Corporate Governance Profile for Too Long, Stifling Shareholder Voice Source: Virtusa public company filings. Note: Corporate Governance Best Practices are the opinion of NMV and contain elements of subjectivity Corporate Governance Best Practices Virtusa’s Governance Profile Separate CEO / Chairman Role Annual Election of Directors No Dual-Class Stock Right to Call Special Meeting Right to Act by Written Consent Consistent Board Size Combined Chairman & CEO Classified Board of Directors Convertible Preferred w/ Own Director Class No Right to Call Special Meeting No Right to Act by Written Consent Frequent Board Size Changes When a Company fails to enact good corporate governance practices on its own, it is unsurprising when operational issues and shareholder value destruction ensues Adequate Gender Diversity Sole Female Director

Virtusa's Board Appears to Have a Myriad of Interlocking Issues Source: Bloomberg, Wikipedia, LinkedIn, Virtusa Proxy Materials. Note: PWC=PricewaterhouseCoopers, Citi=Citigroup Inc., Staples=Staples Inc. Tenure (years) 0.2 11.8 3.3 16.3 14.1 1.9 9.5 4.4 3.5 24.6 Age 52 75 63 56 73 65 66 62 67 54 Staples Connection? PWC Connection? Undisclosed Conflicts? Citi Connection? Boston Connection? Client Relationships? Abid Neemuchwala William O’Brien (Retiring) Vikram Pandit Izhar Armony Rowland Moriarty Deborah Hopkins Al-Noor Ramji Barry Nearhos Joe Doody Kris Canekeratne

For a Global Business, This Is a Board That Has Drawn an Immense Amount of Its Members from One Place Source: Crunchbase, Wikipedia, LinkedIn, Google, Bloomberg Rowland Moriarty (Lead Ind. Director) Izhar Armony Kris Canekeratne Barry Nearhos William O’Brien (Retiring) Joe Doody (Up for election) NMV Questions: For a global business, shouldn’t we have a Board with a more skill-based, global perspective? 6 of 10 Current Directors Have Either Lived or Spent Significant Periods of their Careers in the Greater Boston Area

What Is the Virtusa Director Recruitment Process? Only Friends and Former Colleagues? Source: Crunchbase, Wikipedia, LinkedIn, Google, Bloomberg Connections to Staples, Inc. Martin Trust Fmr. Lead Independent Director Known as the “Father of Modern Sri Lankan Apparel Industry” Virtusa delivers out of Sri Lanka and CEO is a Sri Lankan national Martin Trust was on the Board of Staples, Inc. from 1987 to 2009 On Board of Virtusa from 2004 – 2017 No IT Services Experience Joseph Doody (Up for election) Joined Virtusa’s Board in 2017 Spent majority of career at Staples, Inc. incl. President of NA delivery and Vice Chairman (2014-2017) No IT Services Experience Rowland Moriarty Current Lead Independent Director Joined Virtusa’s Board in 2006 On Staples, Inc. Board from 1986 to 2016 No IT Services Experience NMV Questions: Does this singular way of thinking benefit shareholders? Recruited? Recruited?

William O'Brien and Barry Nearhos Have Near Identical Backgrounds, Yet Were on the Board for 4+ Years

NMC New Mountain Capital

Overlapping Careers and Directorships

William O'Brien (Not Standing for Election)



Recruited?

Barry Nearhos



Biography / Roles (William O'Brien)

- Director, Mercury Systems (2008-present)
- Director CDM Smith (2001-present)
- Fmr. CEO & Chairman of Enterasys Networks (2000-2006)
- Fmr. Managing Partner of PriceWaterhouseCooper (1967-2000)

Biography / Roles (Barry Nearhos)

- Director, Mercury Systems (2018-present)
- Director Eastern Bank (2016-2018)
- Fmr. Northeast Managing Partner of PriceWaterhouseCooper (1989-2015)

NMV Questions: Can two directors whose other career commitments have overlapped to this extent bring varying, valuable skillsets to the Boardroom?

Source: Crunchbase, Wikipedia, LinkedIn, Bloomberg

50

How Did We Get Two Former Citigroup Executives Less Than Two Years Apart? Is This What Virtusa Considers a "Process"?

Recruitment Concerns

Vikram Pandit (joined Board in 2017)	Deborah Hopkins (joined Board in 2018)
	

Recruited?

Vikram Pandit — Biography / Roles

- Former CEO of Citigroup (2007 – 2017)
- Board member at EXLServices, Inc. (2018 – present)
- Board member at Bombardier Inc. (2014-present)

Deborah Hopkins — Biography / Roles

- Former CIO of Citigroup / Founder of Citi Ventures Inc (2005 – 2016)
- Board member at Union Pacific Corp (2017 – Present)
- Board member at Marsh & McLennan Cos (2017 – present)

NMV Questions: Is it "*Independent*" to have two long term colleagues on the Board together?

Source: Crunchbase, Wikipedia, LinkedIn, Bloomberg

51

There Appears to Be a Fairly Direct Relationship Between Virtusa's Clients and Its Board

NMC New Mountain Capital

Recruitment Concerns

Al-Noor Ramji, Vikram Pandit, Deborah Hopkins



Best people to effect this change?

- Al-Noor Ramji was the Former CIO of BT Group plc (2004 – 2010)
  - BT Group was Virtusa's largest client for much of this time & made a 4.99% investment in Virtusa pre-IPO
  - Mr. Ramji joined the Board one year after departure
- Vikram Pandit was the Former CEO of Citigroup (2007 – 2017) & Deborah Hopkins was the Former CIO of Citigroup (2005 – 2017)
  - Citigroup has been Virtusa's largest client since the Polaris deal in 2016

Virtusa's Strategic Focus?

"So Virtusa has had put together for ourselves the **strategic vision, more diversification in the company.** If you **look at it our revenue mix**, was very – **it's very BFSI oriented.** Looking for **more diversification**, we're looking for **more in digital** and we were looking for our **West Coast base** for ourselves. "

Ranjan Kalia, JPMorgan Conference – 5/17/2018

This statement was made one year after adding Vikram Pandit to the Board (Citi relationship) and immediately after adding Deborah Hopkins (Citi relationship)

- **Adding former decision makers from your largest clients does not appear to be the best way to help you diversify revenue**
- **Furthermore, given the degree of client importance, we question if CEO Kris Canekeratne had a pre-existing relationship with these Board members**

NMV Questions: Are multiple people who have benefited each other throughout their careers truly independent and capable of real Management oversight?

Source: Crunchbase, Wikipedia, LinkedIn, Bloomberg, Virtusa public filings & transcripts, emphasis added by NMV

52

Deborah Hopkins Appears to Have a Significant Undisclosed Conflict Source: LinkedIn, Bloomberg, Virtusa Proxy Materials Deborah Hopkins (joined Board in 2018) Also on Board of Parent Company of “The compensation committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), to provide advice and recommendations with respect to the Company's executive compensation programs for the fiscal year ending March 31, 2020.” Virtusa changed its compensation consultant to Mercer the year that Deborah Hopkins joined Virtusa’s Board of Directors, yet this has never been disclosed to shareholders as a potential conflict Virtusa FY2019 Proxy Statement NMV Questions: Does Virtusa’s engagement of Mercer and its lack of disclosure demonstrate proper corporate governance?

Vikram Pandit Is Not a True Shareholder Representative Due to His Ownership through a Convertible Preferred

Orogen Group Series A Convertible Preferred Security is NOT the Same as Being a "Shareholder Representative"

Mr. Pandit's Background vs. Virtusa's Needs



- **Banking & Financial Experience?**
  - x This is already a significantly over-concentrated sector for Virtusa
- **Citigroup Relationship?**
  - x This is already a significantly over-concentrated client for Virtusa
- **IT Services Experience?**
  - x Mr. Pandit has no IT Services experience

Total Shareholder Return Since Orogen Group Investment



$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
-
+3%?
5/2/2017
8/2/2017
11/2/2017
2/2/2018
5/2/2018
8/2/2018
11/2/2018
2/2/2019
5/2/2019
8/2/2019
11/2/2019
2/2/2020
5/2/2020

Aspects of the Series A Conv. Preferred

- **Downside protection:** Mr. Pandit's security has a strike price of ~$36 per share and has a liquidation preference making it senior to common shareholders, giving him increased downside protection
- **Current Income:** Mr. Pandit's security affords him a 3.875% annual preferred dividend, payable in cash or stock
- **Double Vote:** Mr. Pandit's security provides the right to nominate **himself** for an annual election class, **in addition to** voting for the remaining directors on an as-converted basis

Aspects of the Orogen Group's investment provides additional downside protection not afforded to all holders. As such, its interests lack alignment with common stockholders. NMV believes it is time for an investor with true alignment with all equity holders to be added to the Board

Source: Virtusa Public Filings, Bloomberg. Period for investment return from May 2, 2017 through 6/18/2020, the day NMV's involvement was made public

54

Virtusa’s “Board Change” Since 2016 Looks to Be More Relationship Driven than Skill Set Driven Source: Virtusa Proxy filings and New Mountain Vantage opinions Director Candidate IT Services Delivery? Digital Transformation? Capital Allocation? Healthcare Experience? Pre-Existing Ownership? Objective Recruitment? Barry Nearhos Joseph Doody Deborah Hopkins Vikram Pandit Cannot be removed by shareholders for poor performance Abid Neemuchwala Prasad Chintamaneni Patty Morrison NMV Nominees

Recent Concerning Governance Action #1 - Rather than Working with a Credible Investor, the Board Further Entrenches

NEW MOUNTAIN CAPITAL

New Director Addition Context



Abid Neemuchwala

- Mr. Neemuchwala was added to the Board in a rushed fashion and in the midst of Virtusa's self-described "constructive dialogue" with NMV. Virtusa refused to disclose the name of the director to NMV before his appointment [1] despite suggesting we could interview him and "take credit"
- He has been added to the Class III Directors, **who will not be elected until 2022** vs. the current class of directors being elected in 2020

Is This Really the Best Candidate for the Virtusa Board?

- We question if Mr. Neemuchwala is the most appropriate Director addition for Virtusa when a 10% shareholder recommended more competitive candidates with more relevant skillsets for Virtusa's future opportunity sets and both with solid track records:
  - Mr. Neemuchwala's most recent role as the former CEO of Wipro ltd. Ended after only ~4 years and at the age of 52
    - Wipro does not represent what Virtusa aspires to be:
      - Wipro FY20 Total Digital % Revenue[2]: ~22%
      - Wipro Revenue CAGR during tenure: ~4%
  - Mr. Neemuchwala's previous role as Head of BPO at Tata Consultancy Services Ltd. lacks relevancy to Virtusa's current capabilities
  - We question the timing and process of Mr. Neemuchwala's recruitment

Track Record as Wipro CEO

- We question if Mr. Neemuchwala's value creation track record is something that Virtusa strives to replicate, given the significant underperformance of Wipro during his tenure[3]
- Mr. Neemuchwala's departure from Wipro Ltd. after only 4 years as CEO appears to have been for poor performance: **"A new leadership is required to push digital acceleration, improved execution, automation and stronger large deals for Wipro going ahead"** – Bloomberg/NDTV



Wipro Stock Price during Mr. Neemuchwala's Tenure as CEO
200
150
100
50
-
2/1/2016
2/1/2017
2/1/2018
2/1/2019
-53%
WPRO
Russell 3000

Source: Virtusa SEC filings & press releases, Bloomberg, Wipro public filings, LinkedIn, Wikipedia, https://www.ndtv.com/india-news/wipros-chief-executive-officer-abidali-z-neemuchwala-departs-after-failing-to-stanch-market-share-bl-2172578

(1) As reported in Virtusa's 8K dated June 18th, 2020 (2) FY2020 Digital % using Digital Operations & Platforms segment + Data, Analytics, AI segment (3) Stock Price performance from appointment date (2/1/2016) to retirement announcement (1/31/2020) vs. the Russell 3000

56

Why Was Mr. Neemuchwala Not Added to the Nearest Director Class Up for Election Like the Three Prior Additions? Source: Virtusa Annual Proxy Filings Board “Refreshment” Since FY2016 Barry Nearhos Joe Doody Deborah Hopkins Abid Neemuchwala Appointed to the Board March 2016 February 2017 June 2018 June 2020 September 2016 (same year) September 2017 (same year) September 2018 (same year) September 2022? (2 years later…) Board Appointment Date: First Official Election? “Refreshed Board” Appointed to the Board Appointed to the Board Appointed to the Board First Election First Election First Election First Election NMV Questions: Why wouldn’t Virtusa add Mr. Neemuchwala to the current Director class up for election similar to the last three Director additions?

William O’Brien Recent Concerning Governance Action #2 – Virtusa Changes Board Size Once Again, This Time in the Midst of a Contested Election Source: Bloomberg, Virtusa Proxy Materials Virtusa History of Board Appointment Changes The past three new common elected directors were all up for election in the first year after their appointment. This was not done with Virtusa’s recent “refreshment” Barry Nearhos Ronald Maheu Joe Doody Vikram Pandit Series A Preferred Director Bob Davoli Martin Trust Deborah Hopkins Abid Neemuchwala + One New “Independent” 10 Members Incl. Future Hand Selected Independent In the midst of discussion with NMV, Virtusa added Mr. Neemuchwala to the Board. This expanded the Board to 10. Virtusa also stated they are looking to add another “independent” Director to be appointed after the annual meeting, implying an 11-person Board However, In August, Virtusa announced their intention to shrink the Board and current director class up for election by 1 seat through an undisclosed age policy requirement. This age policy was not enforced three years prior against the SAME director retiring in 2020 and the Board provided no explanation why   NMV Questions: Do these actions foster more shareholder accountability in the Boardroom, or less?

Table of Contents New Mountain Vantage – Who We Are Why We Invested in Virtusa & Our Efforts to Engage Virtusa’s History of Underperformance Virtusa’s New “Three Pillars” Strategy Is More of the Same Questionable Corporate Governance Practices A Lack of Alignment Between Pay and Performance The New Mountain Vantage Nominees & Value Creation Framework Conclusion Appendix

Virtusa’s Board Has Not Implemented or Enforced a Pay-for-Performance Philosophy Joe Doody and Al-Noor Ramji, the two Virtusa Board Members up for election this year, have been on the Compensation Committee during this period of underperformance and allowed it to continue on their watch Virtusa’s Management has repeatedly been overcompensated because of a flawed compensation structure Virtusa’s management has been paid increasingly more despite delivering significant share price underperformance – not consistent with a pay for performance culture The Board’s flawed compensation plans have consistently incentivized a revenue growth at all cost mentality The Board’s questionable selection of the peer group has contributed to overcompensation The metrics by which Management are judged are decidedly short- term, undemanding, and do not correspond with driving shareholder value in Virtusa – there is no alignment with the “Three Pillars” strategy Analysis of longer-term compensation practices reveal the Board’s willingness to “move the goal posts” in order to maximize management compensation Management does not appear to eat its own cooking. Despite being paid largely in stock, total equity ownership has consistently shrunk

Virtusa Refuses to Align Payment with Performance

Revenue vs. EPS


$USDMM
1,400
1,200
1,000
800
600
400
200
-
$479
$600
$859
$1,021
$1,248
$1,312
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
-
2015A
2016A
2017A
2018A
2019A
2020A
Revenue
% Growth


$2.50
$2.00
$1.50
$1.00
$0.50
-
$1.84
$2.06
$1.25
$1.68
$2.18
$2.14
40%
30%
20%
10%
-
(10%)
(20%)
(30%)
(40%)
(50%)
2015A
2016A
2017A
2018A
2019A
2020A
Adj. EPS
% Growth

Share Price Performance vs. Cumulative CEO Compensation


Median 1Y TSRs ending 3/31 vs. 5Y Cum. TSR ending 3/31
(9%)
(4%)
(19%)
14%
60%
11%
10%
10%
(47%)
(22%)
(31%)
10%
3/31/2016
3/31/2017
3/31/2018
3/31/2019
3/31/2020
Cum. 5Y TSR
Virtusa TSR
Proxy Peer TSR


$USDMM
$4.4
$5.0
$4.7
$4.7
$8.8
$5.4
$8.0
$5.8
$8.2
$6.5
$34.1
$31.1
FY2016
FY2017
FY2018
FY2019
FY2020
Cum. 5Y Comp
Virtusa CEO Compensation
Peer Median Compensation

Source: Virtusa Company filings, Bloomberg, Proxy Filings. Note: TSR from periods from 3/31/20. With the exception of LiveRamp Holdings (fiscal year end of 3/31), Nutanix (fiscal year end 7/31), and Verint Systems (fiscal year end of 1/31), all peers have a December 31 fiscal year end and have been scaled forward to coincide with Virtusa's fiscal year end of 3/31 (i.e., compensation reported by company in FY2015 is listed under FY2016 for all peers with a 12/31 FYE, etc.). (1) Nutanix was not public in the FY16 timeframe

61

Virtusa Has Failed to Align Pay with Performance for Years Source Bloomberg, annual proxy filings. Note: TSR from periods from 3/31/20. With the exception of LiveRamp Holdings (fiscal year end of 3/31), Nutanix (fiscal year end 7/31), and Verint Systems (fiscal year end of 1/31), all peers have a December 31 fiscal year end and have been scaled forward to coincide with Virtusa’s fiscal year end of 3/31 (i.e., compensation reported by company in FY2015 is listed under FY2016 for all peers with a 12/31 FYE, etc.). (1) Nutanix was not public in the FY16 timeframe Virtusa’s FY2020 Proxy Peer Set Lots of Pay Little Performance

Virtusa’s Proxy Peer Set Does Not Reflect Virtusa’s Reality Source Bloomberg, company filings. (1) Enterprise ex. Operating leases as per 8.19.20 as per Bloomberg Virtusa’s FY2020 Proxy Peer Set While similar in revenue size, Virtusa’s Board has chosen significantly more profitable and valuable companies to compare themselves to The lack of real IT Services peers within the Group leads us to wonder if the Board understands Virtusa’s business OK LOW LOW HIGH 1 Rowland Moriarty, Lead Independent Director of Virtusa was, until recently, the Chairman of Wex Inc.

In Fact, Virtusa’s Constant Peer Group Changes Over the Last Five Years Raise Questions as to the Selection Process Virtusa vs. Proxy Peer Sets Over the Last Five Years In three of the last four years, Virtusa’s Compensation Committee has remixed the peer group to companies with higher paid CEOs. Not only has Virtusa’s CEO compensation indexed to the high end of the peer group, but the peer group has significantly inflated over the past 5 years, raising questions Virtusa keeps dropping smaller companies from the peer group in favor of larger companies even though Virtusa’s market capitalization has shrunk over the 5Y period Source Bloomberg, annual proxy filings. Peer revenue and EV calculated as per Bloomberg on each companies’ FYE. If company was purchased mid-year, transaction value was used. Peer sets are defined as Virtusa’s Proxy peer set in each year as disclosed in their annual proxy filing and reflect the periodic changes made to the peer set by the Virtusa Board of Directors

What is Wrong with Virtusa’s Compensation Structure? Source: Virtusa Proxy Filings, Virtusa transcripts Compensation Issue Virtusa's overall compensation structure  highly incentivizes revenue growth, and does not align with the Three Pillars As a result, Virtusa’s management team has been incentivized to grow revenue where they can, whether it is from poorly underwritten/expensive M&A, or low-quality contracts from their largest clients. Much of what matters is that it grows revenue Revenue and profitability targets are not linked in any way à Management can still get paid a significant amount for missing profits but hitting revenue. This is one reason why Virtusa’s management has been compensated highly Virtusa had historically linked both its variable cash compensation plan and its long-term incentive plan to single year pay periods This had allowed Virtusa’s management team to be overpaid in years when it is simply recovering from previously poor results.   While Virtusa has recently increased the measurement period for their LTI, it is unknown how rigorous the targets were made given it has not disclosed the current two-year cumulative goals The target margin for 100% payout in FY20 IS BELOW LEVELS SEEN IN FY2016. Management is getting paid to make back the margin it lost Despite touting “100-150 bps of margin expansion” per year, the Board was ok paying up for 40 bps in FY2020 and no cumulative improvement since FY2016 The Board has refused to align Virtusa’s compensation plan to Management’s stated “mid-teens” margin targets Why It Matters Revenue Growth at All Costs Short Term Incentives Unchallenging Margin Targets Poor Metric Selection Management has NO yardstick for ROIC (such as Adj. EPS) that factors in cost of capital for its actions. This has led to value destructive capital allocation The recent change for LTI targets from Adj. OI to Adj. Net Income is not a real change à there is no substantial difference between these metrics for management, other than increased ability to manipulate Adj. Net Income Virtusa only recently added a TSR modifier to its compensation plan, and even then, only created a +/- 20% band for top and bottom quartile performance. This does not adequately align management with stockholders

This Is a Board and Compensation Committee that Has Played Games with Compensation – a Look at FY2017

NMC New Mountain Capital

How the Virtusa Board Failed Shareholders in FY2017

- In June 2016, the Compensation Committee approved a special 5-year performance share unit grant. The reasoning behind this was the consummation of Polaris along with the effort required to integrate and run a larger organization → *Virtusa stock had fallen **nearly ~40% from ~$55 (before the Polaris deal) to ~$35 (the day of the Special Grant)***
- The operating income vesting thresholds are not tied to a progressive timetable → Virtusa Management would be paid for hitting the thresholds at ANY point in the five-year grant period irrespective of when

- In August 2016, one quarter into FY2017, it became apparent that Management would not be able to reach its performance goals for the year. The Company reduced guidance on August 9th, 2016, and ***Virtusa stock fell another ~15%***

- Instead of holding management accountable, the Compensation Committee decided that the Management team needed to be "**incentivized**" further. On September 26th, 2016, the Compensation Committee "Reset" the targets for a 9-month period ending 3/31/17. ***Notably, Management was already 1/3 of the way through this performance period***
- The "Reset" then **re-weighted the performance metrics** from 50% Revenue / 50% Adj. Operating Income to **70% Revenue / 30% Adj. Operating Income** → it is this type of behavior that has historically incentivized management to grow **revenue at all costs.** What was the rationale for this shift?
- Management achieved its "reset" revenue target, while failing to achieve their Adj. Operating Income target → ***Management has shown willingness to grow unprofitably in order to be compensated in the past, why is now any different?***

Between the announcement of the Polaris deal in November 2015 and the announcement of FY17 earnings in May 2017, Virtusa shares returned -52%...

... In FY17, Virtusa's CEO achieved 0 of 4 initial goals and 1 of 2 "reset" goals, got a raise and was compensated higher than he ever was before

Source: Virtusa Annual Proxy Filings, Bloomberg (1) Virtusa FY16 Adj. Operating income of $80m + Polaris Profit before exception items and tax of $30mm (conv. At avg. USDINR 64) - ~$3mm of contribution to Virtusa from Polaris in FY16 = ~$107mm run-rate assumed Adj. Operating income

66

The Current Directors Up for Election are Largely Responsible for the Flawed Compensation Structure What Shareholders Got for Polaris and FY17 Source: Virtusa Annual Proxy Filings, emphasis added by NMV, Bloomberg. Stock price measured from 11/4/15 to 5/16/17, the day before the Polaris announcement to the day after FY17 earnings (1) other Compensation Committee Members at the time no longer on Virtusa Board “Starting in fiscal 2018, the compensation committee has determined that it is appropriate and in the best interests of the Company to target the CEO's total compensation up to the 75th percentile of the peer group. The compensation committee made this change in recognition of the CEO's long-term success in driving profitable revenue growth for Virtusa and unique ability and expertise to execute on the Company's strategic business plan, which in turn we believe will enhance shareholder value” -FY2017 Proxy, approved by Mr. Ramji & Mr. Doody, after Virtusa Failed their FY2017 Say-on-Pay Vote What Management Got for Polaris and FY17 -52% -40% Massive Adj. EPS Decline Massive Share Price Decline Compensation Committee Members Responsible? 1 Al-Noor Ramji FY17/FY18 Up for Election in the Current Class Virtusa CEO Compensation +6% Rowland Moriarty FY17 Joe Doody FY18 Up for Election in the Current Class

These Poor Compensation Practices Continued Even After the Egregious FY2017 Performance and a Failed Say-on-Pay Vote

NEW MOUNTAIN CAPITAL

FY18 Compensation Issues?

- Citing high stock price returns, Management was compensated ***nearly 2x what they were paid in FY2016 despite Adj. EPS being down 21% from F16 to F18***
- Virtusa's **stock and Adj. EPS did not even reach previous highs in FY18. Management got paid for partly digging out of the hole they created**
- Targets were undemanding - Adj. operating income 100% targets for the year were **below the FY16 actual level,** despite spending ~$260mm on M&A in FY16 & FY17

FY19 Compensation Issues?

- Despite **average TSR,** Virtusa management **was still compensated at the upper quartile of peers**
- While Revenue growth was impressive, much of this was accomplished through the purchase of eTouch
- Once again, the ***Board paid management handsomely for achievement of margins that were still below FY16 levels***

Compensation Committee Members Responsible?

William O'Brien



Al-Noor Ramji



Joe Doody



Up for Election in the Current Class

Source: Virtusa Annual Proxy Filings

68

This Poor Alignment Continues Even in the Face of Resistance A Look at the FY2020 “Promise” to Change Compensation for the Better Source: Virtusa Annual Proxy Filings, emphasis added by NMV What We Were Promised What We Got Benchmarking CEO Pay from the 75th to the 50th percentile Performance Based LT Incentives that reflect a 2-year period Variable Cash Compensation metrics that did not overlap with Long-term Incentive metrics TSR-modifier to better reflect shareholder value CEO Pay still came in at the 76th percentile of the peer group Long-term Incentives now reflect a 2-year period Long Term Incentive Metrics adjusted from 1-year revenue and Adj. Operating Income to 2-year stacked revenue and Adj. Net Income à This is not substantially different! An extremely low banded TSR modifier (+/- 20%) that only kicks in at the top and bottom quartile of peer performance “The compensation committee used cumulative revenue growth and cumulative adjusted net income from operations as these metrics are core to the Company's short and long-term success. These metrics are rigorous and also support the Company's three pillar strategy of high-quality revenue growth, revenue diversification and margin expansion” –FY20 Proxy If the “Three Pillars” are so important to Virtusa’s Long-Term success, why not tie compensation directly to them?

The Executive Suite Has Collectively Been a Seller of Virtusa Stock as It Has Gone Down, Not a Buyer Total Executive Ownership of Virtusa Stock Has Declined as Virtusa Stock Has Sunk Lower Source: Virtusa Annual Proxy Filings, Bloomberg -42% -35% Management has also not bought a single share on the open market in the last 5 Years Shares owned by top 3 executives Virtusa 5Y stock price

Table of Contents New Mountain Vantage – Who We Are Why We Invested in Virtusa & Our Efforts to Engage Virtusa’s History of Underperformance Virtusa’s New “Three Pillars” Strategy Is More of the Same Questionable Corporate Governance Practices A Lack of Alignment Between Pay and Performance The New Mountain Vantage Nominees & Value Creation Framework Conclusion Appendix

If Elected to the Board, the New Mountain Nominees Will Work to Help Implement the Following Framework New Mountain recommends that Virtusa adopt/execute the below strategies: Formation of a Business Optimization Committee within the Board with a discrete mandate to formulate concrete, long-term, value creative strategies for achieving: Revenue Diversification of client exposures and industry verticals Significant adj. operating margin expansion with measurable medium and long-term targets Work with the broader Board to implement a long-term M&A and capital allocation framework that creates uniformity around underwriting and deal selection Push for further changes to NEO compensation packages that more closely align shareholder interests and value-creating metrics with management pay practices Enhance investor relations function including: Increasing the frequency and breadth of investor outreach Committing to hold an inaugural investor day by the end of calendar 2020 to finally articulate to shareholders the "concrete strategies, tactics and timetables" we have waited so long for related to the newly coined “Three Pillars” Work with the broader Board to further overhaul and enhance Virtusa's corporate governance profile Prasad Chintamaneni & Patty Morrison can be the change agents Virtusa needs to achieve its full potential as a company

Business Optimization Committee Summary We believe that a small working group within the Board, populated with both existing directors and the NMV Board nominee(s), if elected, would be the most effective way to formulate and drive a new and improved strategic direction of Virtusa  This small group will be tasked with working with Management to form concrete strategies and plans to address: Revenue diversification issues, and Margin improvement issues This group will help management develop a long-term (3-5 year) target for revenues, margins and Adj. EPS so that investors have a basic yardstick by which to judge Management.   We propose that the Company then hold their inaugural Investor Day in 6-9 months in order to codify these revised strategies & articulate to the investor community how it will achieve its goals Mechanically, this committee would develop and recommend strategies that the broader Board would then approve.  It is in no way meant to take strategic decisions away from the broader Board but instead to make the process of developing a detailed plan and interacting with Management less burdensome 1

Business Optimization Committee: New Mountain Vantage Framework to Fix Revenue Diversification Issues 1 Disproportionally invest in high growth, newer verticals (healthcare, technology, e.g.) relative to mature industries such as BFSI Move top talent in sales, P&L & client management from mature verticals to these newer, higher growth verticals Onboard seasoned and highly qualified senior hires to enhance credibility in these newer verticals Pursue value accretive acquisitions in newer and high growth verticals, practices and regions to enhance capability and scale as well as evolve a compelling portfolio of differentiated solutions Incentivize compensation throughout the organization to grow smaller, new, and diversified client accounts as well as higher growth verticals Leverage partners and intermediaries to gain traction and credibility in new areas Establish firmer accountability metrics that can be governed and measured with relation to revenue diversification à Virtusa currently has no firm “targets” to hit! Identify and work with high concentration clients to repurpose talent for more digital purposes à be prepared to walk away from business if it does not fit the strategic plan

1

Business Optimization Committee: New Mountain Vantage Framework to Fix Margin Issues

NMC New Mountain Capital

1. Initiate a broad, industry-wide study for the Board to fully understand the granular cost baselines for the IT Services industry
2. Radically drive utilization up and subcontractor use down. This should be at the heart of the organization → be prepared to pass over business you cannot profitably fulfill
3. Reformulate the delivery pyramid over time including greater leverage of university and IT bootcamp hiring
4. Aggressively shift investment into digital capabilities to drive a more valuable product set in the future
5. Implement a robust market initiative to drive greater revenue realization from clients through broader account level pricing/COLA increases, targeted premium pricing for digital skills, rate increases tied to tenure and experience level of resources, reconfiguring commercial constructs to outcome and output-based models etc.
6. Identify and work with lower margin clients or contracts to either achieve a "right rate-right role" framework or transition work to an alternate pyramid and commercial construct → be prepared to attrition business that does not fit the strategic plan
7. Incentivize margin improvement throughout the entire organization → Virtusa NEO compensation plan has no long-term margin targets. This is unacceptable for driving value
8. SG&A spend must be closely monitored at the Board level for return on investment

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With the Right Alignment and Accountability, NMV Believes Virtusa Can Achieve Its Self-Stated Goals of Mid-Teens Margins 1 Source: Virtusa Public filings. See Disclaimer regarding estimates Three -Year Timeframe

Addressing the Current Environment: COVID-19 NMV understands that the current global health crisis is unprecedented, and we believe we can add value as Virtusa navigates through the crisis and positions itself for the next leg of growth and evolution During the Global Financial Crisis, Prasad Chintamaneni was the Head of Cognizant’s Banking & Financial Services Practice for North America and helped Cognizant manage its largest industry practice through that trying time Through the GFC, Cognizant was able to maintain revenue growth and strengthen their position with key customers, ending up more as a strategic advisor vs. pure outsourcing partner. This allowed it to exit the crisis with industry leading growth We believe that, while difficult, crises can set companies up for long-term success and industry leadership With that in mind, we suggest Virtusa: Defend key talent in the short-term, as they will be the key to increasing digital wallet share in the medium term Do not defend revenue for revenue’s sake. Clients are asking Virtusa for excessive price concessions or demands, this maybe the right time to allow less desirable revenue to roll-off while retaining key talent for other projects Manage margin in an intelligent, long-term focused manner. While important to retain key talent, this is also an opportunity to clear the deck of redundant resources and fixed cost built up over the last 10 years of growth Reproduction from NMV’s 4/29/20 presentation to Management 1

Improve Capital Allocation / Deal Underwriting & Selection Develop a firm framework for M&A at the Board and C-suite level à Virtusa’s track record for M&A has no pattern or long-term strategic direction & exhibits low returns Scrutinize potential deals against Virtusa’s stand- alone options à ask: is this a superior use of capital than internal investment, or just a way to get bigger faster? Evaluate potential deals against the strategies of revenue diversification, margin improvement, and profitable growth à ask: does this deal make Virtusa a more profitable and diversified company, or double down on existing clients/industries? Build/enhance a dedicated internal team within Virtusa to source, evaluate, and execute an accelerated tuck-in M&A strategy focused at building and enhancing Virtusa’s capabilities Create a retrospective on previously done deals to honestly evaluate performance à ask: did these deals add the value we intended? If not, how do we avoid the mistakes of the past Create a compensation framework for M&A à Virtusa currently does not factor in M&A or ROIC to any compensation metrics. THIS IS UNACCEPTABLE FOR CREATING ACCOUNTABILITY 2

Improve Named Executive Officer Compensation New Mountain Vantage has engaged Compensation Strategies, Inc., a leading compensation consultant to advise on building the most value creative compensation plan for Virtusa Create a “grid modifier” system for short-term compensation metrics, where the achievement of cash bonus can only be achieved if both adj. operating income AND revenue are above a minimum level We believe this will help stop Virtusa’s willingness to trade revenues for profits Revise long-term compensation metrics to reflect a) a three-year period and b) per share metrics. Virtusa’s current long-term compensation metric of Adj. Net Income inherently does not consider responsible capital allocation on a per share basis Directly incorporate strategic priorities of revenue diversification, profitable growth, and margin improvement into the compensation plan Increase the current TSR modifier bands on compensation à the current bands of only bottom/top quartile performance and +/- 20% adjustment do not adequately incentivize value creation for shareholder Increase overall rigor for achievement of 100% payout threshold à Virtusa management has consistently been paid to earn margins that are not above their FY15 levels, and received significant scaling of payout for relatively small increases in metrics 3

Enhance Virtusa’s Investor Relations & Outreach functions 4 Build out / hire additional dedicated Investor Relations personnel to strengthen relationships with Wall Street banks / investors Investor Relations personnel are key components of successfully managing a public company. In addition to ensuring the company is represented correctly for research analysts and market data companies, they also maintain a consistent and open line of communication for Management and allow for investor feedback Clearly and concisely communicate long-term targets for the business as well as the concrete roadmap to achievement and tangible milestones for investors to measure Investors currently do not know Managements’ long-term expectations for the earnings power or growth of Virtusa Broaden research coverage to increase investor visibility and interactions For example, EXLServices, a smaller India-based IT company by revenue than Virtusa has coverage by Citigroup, JPMorgan, Wells Fargo, and Bank of America Plan and host annual investor days, giving management a clear opportunity to tell the Virtusa story to investors and research analysts and update them on long-term goals

New Mountain Vantage Framework to Improve Corporate Governance New Mountain Vantage has been a corporate governance investor through its entire 14+ year history. We believe that good corporate governance is imperative for delivering top tier returns Evaluate the de-staggering of the Virtusa Board over a reasonable period à empirical studies have shown that companies with classified boards may show a reduction in firm value1 Consider separation the role of Chairman & CEO to increase management accountability Enable the ability for shareholders to act by written consent Enable the ability for shareholder to call a special meeting Further increase Board diversity 5 (1) https://www.glasslewis.com/wp-content/uploads/2018/10/2019_GUIDELINES_ShareholderInitiatives.pdf

The NMV Nominees: Prasad Chintamaneni Brings Outside Accountability and Specific IT Expertise to the Board

NMC New Mountain Capital

We believe that Prasad Chintamaneni's extensive leadership experience, knowledge of IT Services, Digital Transformation, Offshore Delivery, Capital Allocation, and Healthcare IT would make him an invaluable asset to the Virtusa Board



Prasad Chintamaneni's Biography & Capabilities

- Mr. Chintamaneni is currently a Managing Director at New Mountain Capital, where he has led the firm's "Digital Transformation Initiative" since 2019 and works extensively with our portfolio of Healthcare companies
- Prior to joining New Mountain, Prasad was the President, Global Industries & Consulting at Cognizant, leading Cognizant's vertical commercial organization which included all industry verticals and the global consulting business, and was an Executive Officer of Cognizant since 2013. Prasad ultimately held profit & loss responsibility for over ~$12 Billion of revenue, or ~75% of all of Cognizant.
  - During Mr. Chintamaneni's **almost 20 tenure at Cognizant**, the company grew **revenues from ~$90 million to over $16 billion** and realized a return of **~13,000% to shareholders**
- Prior to joining Cognizant, Mr. Chintamaneni spent 7 years as an Investment Banker & member of the business strategy committee in India for Merrill Lynch

NMC New Mountain Capital LLC

Cognizant

MERRILL
A BANK OF AMERICA COMPANY

Source: Virtusa Annual Proxy Filings. Note: Period from 9/6/99 to 7/31/19

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Prasad Chintamaneni, NMV Candidate, Has Extensive Experience in Digital Transformation and Healthcare IT Source: Virtusa Public Filings, using Virtusa’s revised digital definition, William Blair equity research Virtusa’s Choppy Digital Growth? Virtusa appears to need assistance in growing its Digital revenue, which is of critical importance to their strategy of profitable revenue growth Prasad Chintamaneni has an extensive background in Digital Transformation through his time at Cognizant and at NMC Prasad has extensive experience in Financial Services technology having led the practice for Cognizant globally over many years to an industry leading position Prasad also has a significant degree of knowledge in healthcare through his work at Cognizant as President of Global Industry Practices and with NMC’s wide portfolio of owned Healthcare companies Prasad Chintamaneni NMV Representative Candidate “As we work toward more profitable revenue growth, the key driver is a larger and higher quality pipeline of digital and cloud transformation engagements. Year-over-year, Virtusa’s global pipeline has more than doubled to $5.2 billion, with digital representing over 70% of the total” -Virtusa Letter to Shareholders 8/17/20 “Further, digital services growth remains slower than the digital services practices of many peers” – William Blair on Q1 FY21

The NMV Nominees: Patty Morrison Brings an Incredible Track Record of Value Creation & Healthcare IT Experience to the Board Source: Virtusa Annual Proxy Filings, Bloomberg (1) Baxter Int’l: 2/8/2019 – 8/19/20, Splunk Inc.: 4/9/2013 – 8/19/20 We believe that Ms. Morrison’s significant experience as a Board member of Baxter Int’l & Splunk, as well as her long, successful career in technology with a specific focus in Healthcare will help guide this Board to a faster growth, more diversified and profitable Company Patricia “Patty” Morrison currently services on the Boards of Baxter Int’l (2019-present) and Splunk Inc. (2013-present), and previously served on the Board of Aramark, SPSS Statistics, and Jo-Ann Stores Baxter Int’l & Splunk Inc. have returned >18% and >380% to shareholder respectively1, since Patty joined the Boards, Ms. Morrison is the current Chair of the Nomination & Governance Committee of Splunk Inc. and formerly at Jo-Ann Stores Most recently, Ms. Morrison served as Executive Vice President Customer Support Services & Chief Information Officer of Cardinal Health Inc., and has significant experience in the area of Healthcare IT Healthcare is a nascent and growing market for Virtusa, and we believe the addition of Ms. Morrison to the Board would provide Management with significant guidance as they seek to grow in this sector Ms. Morrison previously held technology positions at Motorola Inc., Office Depot, Inc. PepsiCo, and GE Electrical Distribution & Control Patty Morrison’s Biography & Capabilities

“With respect to industry group diversification, we have increased our investments in attractive high-growth verticals, and strategic M&A, in industries such as high-tech and healthcare” -Virtusa Letter to Shareholders 8/17/20 Patty Morrison, NMV Candidate, Would Provide Much Needed Knowledge of the Healthcare Industry Source: Virtusa Public Filings, derived from % segment disclosures Healthcare Is of the Utmost Importance to Virtusa’s Strategy Virtusa’s healthcare vertical is of critical importance to their strategy of diversification Patty Morrison has extensive experience in Healthcare IT through her former position as CIO of Cardinal Health and her Board membership at Baxter International Recent healthcare trends suggest Virtusa could use Healthcare expertise on the Board No current other Board of Director member at Virtusa has prior large-company Healthcare experience Patty Morrison Independent Candidate

Virtusa’s Board of Directors Is Intentionally Mischaracterizing the NMV Candidates and the History of our Dialogue Source: Virtusa’s Letter to Shareholder, 8/25/2020, Virtusa Public Company filings Virtusa False Narratives? NMV Facts “A recent investor, New Mountain Capital (NMC), is trying to force their way into the boardroom with misinformation, after reneging on their prior settlement offer. We urge you to reject this strong-arm tactic, which jeopardizes the progress that has been made at Virtusa” NMV began investing in Virtusa in the fall of 2019. We have never “reneged” on any prior settlement offer, and have been consistent since our June 14th compromise offer that we would accept one NMV representative and one independent not sourced by the company. “Our Board has already undergone significant refreshment – five new directors or more than 50% of the Board since 2016” As previously noted, Virtusa has “refreshed” its Board with questionably independent directors who appear to have prior relationships with Vitrusa and/or Virtusa's Board members and questionable skill sets versus Virtusa’s opportunities “In that regard, we note that Mr. Chintamaneni has no public company board experience and, while having relevant IT industry experience, has in his career primarily had mid-level sales and management roles” Mr. Chintamaneni was a named executive officer in Cognizant’s Proxy, with the title of EVP & President, Global Industries & Consulting. Ultimately, Mr. Chintamaneni held profit & loss responsibility for ~$12bn of revenue, roughly 10x the size of Virtusa “Ms. Morrison, while more seasoned, mainly brings skills that are already possessed by the Board” Virtusa currently states that healthcare and hi-tech are two areas of focus for its diversification efforts. No other member of the Virtusa Board has significant public company healthcare experience, while Ms. Morrison was previously the EVP of Customer Support Services & CIO of Cardinal Health, as well as on the Board of Baxter International and Splunk Inc. “Instead, NMC seeks to control 20 percent of the Board with director candidates who do not bring additive experience...” "...gaining disproportionate influence over the Board" Mr. Chintamaneni is an NMV representative and Ms. Morrison is a completely independent candidate, with no formal ties to New Mountain and introduced to NMV in May 2020. Both candidates will rigorously represent all shareholders

Why New Mountain Believes Shareholders Should Elect Both of Our Highly Qualified Nominees We believe that the level of accountability needed to improve Virtusa is only achieved by more change at the Board level, rather than less The current Virtusa Board has frequently acted to disenfranchise shareholders by adding Board members and changing director classes to avoid direct accountability and entrench management The current Virtusa Board has exhibited a high degree of insularity, given overlapping relationships Due to the classified Board structure, it is not possible for investors to voice their opinions on the Board, as a whole, in any given year The installation of two new Board members will ensure a sufficient level of change to the Boardroom while not causing undue disruption. Three would be preferred but Virtusa took that option away from shareholders The current Board lacks Healthcare sector experience, IT Services delivery experience, the operational expertise needed to scale and achieve profitable growth, and true common shareholder representation If elected, NMV’s two nominees can help address many of the above-mentioned Board deficiencies

Table of Contents New Mountain Vantage – Who We Are Why We Invested in Virtusa & Our Efforts to Engage Virtusa’s History of Underperformance Virtusa’s New “Three Pillars” Strategy Is More of the Same Questionable Corporate Governance Practices A Lack of Alignment Between Pay and Performance The New Mountain Vantage Nominees & Value Creation Framework Conclusion Appendix

Prasad Chintamaneni (NMC Employee) Shareholders Face a Choice… Significant Shareholder alignment through NMV’s ~11% economic stake in Virtusa Significant experience in areas critical to Virtusa’s future success such as Digital Transformation/IT Delivery, Healthcare IT, and Capital Allocation True independence from an insular Board of Directors Sourced from outside current Board’s flawed recruitment process that supports the status quo Will bring with them a shareholder mandate for improved accountability, if elected Al-Noor Ramji Joe Doody Patty Morrison (Independent) The New Mountain Vantage Nominees The Incumbent Directors Subpar total shareholder returns during tenures as Directors Repeatedly paid management in top quartile of peers despite significant loss of value over long term Signed off on highly ROIC-dilutive M&A that has wasted shareholder money (Ramji) Presided over a Compensation Committee that allowed a horrific mid-year compensation reset in FY17 (Ramji) and handsomely paid Management to repair their own mistakes (Ramji & Doody) Significant Board independence concerns

We Believe There is a Path to Substantial Corporate Governance Improvement and Value Creation at Virtusa Together, we can improve Virtusa’s corporate governance profile, increase accountability, and create significant value for all shareholders VOTE ON THE BLUE PROXY CARD FOR THE NEW MOUNTAIN VANTAGE NOMINEES All Investors deserve a Board that will demand accountability and performance from the Company Virtusa is a leading IT services firm focusing on Digital Transformation We invested in Virtusa because of its strong capabilities and track record of revenue growth together with the potential for Virtusa to reduce its revenue concentration issues and increase margins to peer levels, thus driving faster and more consistent future earnings growth Management has spent years making promises around diversification, margin improvement and profitable revenue growth, while never achieving these goals or agreeing to tie compensation to them Despite abysmal capital allocation and weak performance, Management has not been held accountable by the current Board New Mountain Vantage has developed a framework to significantly improve Virtusa’s competitive position, revenue concentration issues, and overall margin structure We have put forward two highly qualified, independent candidates that will bring much needed accountability and industry expertise into an insular Boardroom

Table of Contents New Mountain Vantage – Who We Are Why We Invested in Virtusa & Our Efforts to Engage Virtusa’s History of Underperformance Virtusa’s New “Three Pillars” Strategy Is More of the Same Questionable Corporate Governance Practices A Lack of Alignment Between Pay and Performance The New Mountain Vantage Nominees & Value Creation Framework Conclusion Appendix

Appendix NMV’s Initial Engagement with Virtusa Citigroup Relationship: A Case Study on Concentration Issues Polaris Acquisition Execution: A Case Study on Poor Capital Allocation Timeline of Engagement Select Quotes Related to Historical Promises of Virtusa Peer Selection

The Path Forward to Maximizing Shareholder Returns New Mountain Vantage believes that by partnering with Virtusa management and the Board of Directors, we can help Virtusa achieve its long-term operational goals and the realization of significant shareholder value Additionally, we believe New Mountain’s position as a Strategic Shareholder provides Virtusa with added credibility and cover to navigate the path forward to optimized profitability New Mountain Vantage is prepared to join Virtusa’s Board in order to help achieve the shared goals of profitable revenue growth, sustained margin improvement and revenue diversification New Mountain recommends that Virtusa adopt/execute the below strategies: Expand the Board’s capabilities with the addition of 2-3 new individuals who have relevant operational and strategic experience for Virtusa’s opportunity set Form of a Business Optimization Committee of the BoD tasked with developing a more concrete plan for margin improvement and revenue diversification Goal is to create a detailed roadmap to mid-teens margins over the medium term Re-invest a portion of the savings into Sales & Marketing to support revenue growth and diversification Build out the Investor Relations function including a dedicated resource to improve Virtusa’s position in the investment community Bolster Business Development capabilities and resources to accelerate accretive tuck-in M&A Schedule a formal analyst/investor day in 6-9 months to present to the market a succinct go-forward roadmap outlining how and when Virtusa plans to achieve its goals Reproduction from NMV’s 4/29/20 presentation to Management

Appendix NMV’s Initial Engagement with Virtusa Citigroup Relationship: A Case Study on Concentration Issues Polaris Acquisition Execution: A Case Study on Poor Capital Allocation Timeline of Engagement Select Quotes Related to Historical Promises of Virtusa Peer Selection

Virtusa's History with Its Largest Customer, Citigroup, Is a Relevant Case Study on Revenue Concentration Issues

NMC New Mountain Capital

Citigroup Relationship

- Citigroup has been Virtusa's largest client since the Polaris Deal, and recently went through their second big contract renegotiation in five years (Jan. 6, 2020)
- While Virtusa has grown them as a client, we believe this growth to be **low-quality** - growth only comes after first agreeing to significant pricing cuts and discounts
- This **constant push-and-pull** dynamic makes it **difficult to manage margins**, as evidenced by the Companies inability to quantify the margin impact of their most recent pricing concessions even 8 months after agreeing to them
- In retrospect, **Citigroup growth** has been **below Company average organic growth of ~10% in the same period**[1] and likely harmful to margins
- ***The cycle begins again as Virtusa is excited to grow again in Citigroup. Ultimately, will this end with another renegotiation and pricing concession?***

Citigroup Revenue Growth



$250
$200
$150
$100
$50
-
$150
$144
$199
$218
$217
$200
~6% CAGR
Pro Forma FY2016 (2)
FY2017
FY2018
FY2019
FY2020
FY2021E (3)
Citi Group Revenue

Commentary from Renegotiation (1/6/20)

Bryan Bergin – Cowen& Company LLC:
Just wanted a clarification on your large banking client. Understanding it sounds like fiscal '21 is going to be flattish over the $200 million run rate, **is there anything notable in the margin structure or margin impact based on the disclosure that you had a couple of weeks ago?**

Ranjan Kalia, Virtusa CFO:
So Bryan, I think it's going to be a little bit early to comment on that. Let me explain why. If you look at it, the productivity savings that we have contractually committed, some of them are going to come through **savings, some may come out through discounts, very similar to what happened back in '17.** And that really gets shape as the bottoms-up revenue visibility is put together, and **you can really have a much better idea of where the productivity savings and how much can be derived and how much you really will have to pocket it out as discount.** That whole piece is putting -- getting computed as we -- ***we'll probably spend Q4 working on all that stuff, and we can probably walk you through better in May. So I don't think we have full visibility in terms of the margin impact at the account level,*** but from a company level, we continue to feel we are going to be a margin-accretive company.

Through August 2020, 8 months after the latest Citi renegotiation, Management still hasn't quantified the impact to margins

Source: Virtusa Public Company filings & transcripts, emphasis added by NMV. (1) As estimated by JPMorgan research (2) Pro Forma Citi FY16 revenue as disclosed in company transcript dating 1/13/16 (3) Citigroup FY21E revenue as per Cowen & Company commentary

95

Appendix NMV’s Initial Engagement with Virtusa Citigroup Relationship: A Case Study on Concentration Issues Polaris Acquisition Execution: A Case Study on Poor Capital Allocation Timeline of Engagement Select Quotes Related to Historical Promises of Virtusa Peer Selection

The Execution and Financing of the Polaris Transaction Is a Case Study in Poor Capital Allocation

NMC New Mountain Capital

Virtusa Five Years Stock Price Performance



$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
-
6/18/2015
12/18/2015
6/18/2016
12/18/2016
6/18/2017
12/18/2017
6/18/2018
12/18/2018
6/18/2019
12/18/2019
6/18/2020

Polaris Announced 11/5/15

- % Purchased: 51.7%
- Implied Equity Value[1]: $326mm
- Financing: Debt
- Virtusa Stock: ~$55
- Polaris' % of Virtusa Size[2]: 20%

Polaris Closed 4/6/16

- % Purchased: 26%
- Implied Equity Value[1]: $342mm
- Financing: Debt
- Virtusa Stock: ~$32
- Polaris' % of Virtusa Size[2]: 34%

Orogen Investment 5/3/17

- Issued: $108mm
- Proceeds: Paydown Polaris Debt & Repurchase Stock
- Financing: Equity
- Virtusa Stock: ~$31

Third Polaris Tranche Feb. 12, 2018

- % Purchased: 19%
- Implied Equity Value[1]: $763mm
- Financing: Debt
- Virtusa Stock: ~$49
- Polaris' % of Virtusa Size[2]: 30%

The Board initially financed Polaris with debt when the stock was high, yet back-end financed it with 1/3 equity when the stock was low. The true dilution to shareholders was higher than expected

Source: Bloomberg, Virtusa company filings. (1) Calculated as total amount paid for tranche / total % purchased (2) Calculated as cumulative implied value / Virtusa Market Cap at time of transaction

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Appendix NMV’s Initial Engagement with Virtusa Citigroup Relationship: A Case Study on Concentration Issues Polaris Acquisition Execution: A Case Study on Poor Capital Allocation Timeline of Engagement Select Quotes Related to Historical Promises of Virtusa Peer Selection

How We Got Here to Putting Forward Our Own Slate of Highly Qualified Directors Fall 2019: NMV initiates position in Virtusa Corp. April 23, 2020: NMV reaches out to CEO Kris Canekeratne to inform we are a large shareholder, provide background on NMV and request a formal meeting to share our thoughts on value creation April 29, 2020: NMV presents a detailed analysis of Virtusa’s opportunities to management and expresses our desire to join the Board to help facilitate Virtusa’s success May 13, 2020: Virtusa reports Q4 FY20 earnings and adopts multiple NMV recommendations and makes first mention ever of their “Three Pillars Strategy”  May 18, 2020: NMV / Virtusa call organized with the expected topic of Virtusa providing a response to NMV suggestions and requests from prior 4/29 meeting.  Virtusa was not prepared to offer a response and requested we repeat our prior recommendations May 27, 2020: Chad Fauser & Prasad Chintamaneni have a call with Rowland Moriarty (Lead Independent Director) & Vikram Pandit (Series A Preferred Stock Director) Timeline of Engagement

How We Got Here to Putting Forward Our Own Slate of Highly Qualified Directors (continued) May 30 – June 2, 2020: NMV receives and responds to 9 detailed questions provided by Virtusa’s Board June 9, 2020: Chad and Prasad have separate conversations with Board members Izhar Armony and Deborah Hopkins June 12, 2020: Virtusa rejects NMV's request for Board seats for Prasad and Chad and instead suggests they have independently sourced a highly qualified IT Services executive who is considered a marquis name in the industry and we were offered the opportunity to meet with this unnamed executive and jointly "take credit" for their appointment to Virtusa's Board June 14, 2020: In an effort to be constructive, NMV communicated to Row and Vikram that we would be willing to consider a construct whereby one NMV representative would be appointed to Virtusa's Board together with the appointment of an additional independent director that Virtusa can choose from 4 highly-qualified candidates NMV has identified. Virtusa never asked for the names or backgrounds of the candidates we offered to provide June 15, 2020: Virtusa rejects our 6/14 compromise proposal and now offered NMV the opportunity to interview and jointly "take credit" for a second independent candidate Virtusa had yet to identify in exchange for not seeking Board seats in a contested election. This would have implied at the time an 11-person Board of Directors. Timeline of Engagement

How We Got Here to Putting Forward Our Own Slate of Highly Qualified Directors (continued) June 17, 2020: Given the lack of progress towards a reasonable settlement, NMV privately nominates 3 highly qualified candidates to the Virtusa board June 19, 2020: Despite the significant effort by NMV to keep our discussions private, Virtusa publicly discloses our director nominati0ns together with the addition of Abid Neemuchwala to their Board July 30, 2020: Virtusa hosts their Q1 FY2021 earnings call, in which they announce they are looking for the addition of a second independent Director, implying a Board size of 11, to be added after their FY2020 annual meeting with no input from shareholders August 3, 2020: Virtusa releases their FY2020 Preliminary Proxy Statement, stating their intention to shrink the current Class of Directors up for election from 3 to 2, citing an age policy that had not previously been disclosed in prior proxy statements or the Company’s website Timeline of Engagement

Appendix NMV’s Initial Engagement with Virtusa Citigroup Relationship: A Case Study on Concentration Issues Polaris Acquisition Execution: A Case Study on Poor Capital Allocation Timeline of Engagement Select Quotes Related to Historical Promises of Virtusa Peer Selection

Virtusa’s Long History of Failed Promises – Margins Source: Virtusa Earnings and Conference Transcripts “We are focusing efforts on resource optimization initiatives to improve our gross and operating margins.” – Tom Holler, EVP & CFO (7/30/2008, Q1 FY2009 Earnings) “We believe the progress we have made… will enable us to achieve more meaningful revenue growth and margin expansion in the future” -Ranjan Kalia, CFO (10/29/2008, Q2 FY2009 Earnings) “As we have stated in the past, our long term goal is to expand operating margin to the mid teens” -Tom Holler, EVP & COO (1/28/2009, Q3 FY2009 Earnings) “As we have stated in the past, our goal is to manage sustainable gross margins slightly above 40%.” -Tom Holler, EVP & COO (5/13/2009, Q4 FY2009 Earnings) “In summary, we remain on track to expand our operating margins to the mid-teen levels over the next three to five years.” -Ranjan Kalia, CFO (5/12/2010, Q4 FY2010 Earnings) “And we believe Virtusa is a story of expanding operating margins… in the next two to five years the module model calls for mid-teens operating margins.” -Ranjan Kalia, CFO (10/5/2010, William Blair Conference) “Getting above the 40% [gross margin], is probably an 18 month roadmap for us.” -Ranjan Kalia, CFO (1/26/2011, Q3 FY2011 Earnings) “As we've talked to you though Moshe, we're already committed to our long-term goal of being a mid teens operating margin company.” -Ranjan Kalia, CFO (8/1/2011, Q1 FY2012 Earnings) “So our long-term goal is to bring SG&A to about 25% of revenue, our gross margins to about 40%. That is the road map on how we essentially double our operating profit margin in three to five years.” -Tom Holler, EVP & CSO (12/8/2011, Barclays Conference) “We will continue to stay on this road map of 100 to 150 basis points; therefore, getting to our first milestone of mid-teens in the next three to five years. Once we achieve that, we are going to ratchet that again to get to the high teens. That is not where we are going to stop. We first want to get there and then lever from there to the high teens.”-Ranjan Kalia, CFO (5/30/2012, Cowen Conference)

Virtusa’s Long History of Failed Promises – Margins (cont.) “We've built… a scalable business model, which calls us getting to operating margin in the midteens over the next two to five years. We get that we believe by accreting our gross margin.” -Ranjan Kalia, CFO (1/16/2013, Needham Conference) “As we look forward, we are encouraged by our ongoing diversification strategy both geographically and across the client portfolio. We believe this positions us well for above-market growth and meaningful operating margin expansion for fiscal year 2015 and beyond.” -Ranjan Kalia, CFO (5/12/2014, Q4 FY2014 Earnings) “We continue to maintain our goal of meaningfully expanding operating margins while funding investments in areas such as facilities expansion, sales and marketing, and training and development to grow our top line for the long term.”-Ranjan Kalia, CFO (8/5/2014, Q1 FY2015 Earnings) “We are executing well on our stated strategy to grow above industry and deliver meaningful bottom-line improvements.” -Ranjan Kalia, CFO (11/30/2014, Q2 FY2015 Earnings) “The story for us is continuing to accretive margins and getting them to the industry standards.” -Ranjan Kalia, CFO (1/14/2015, Needham Conference) “Our first aspiration is really to get into the mid-teens, and then, once we get into the midteens, we want to really raise the bar ourselves to really get into the high teens” -Ranjan Kalia, CFO (1/14/2015 Needham Conference) “Our goal remains to deliver incremental annual operating margin expansion, reaching mid-teens over time.” -Ranjan Kalia, CFO (2/4/2015, Q3 FY2015 Earnings) “Our goal remains to deliver meaningful annual operating margin expansion on an organic basis.” -Ranjan Kalia, CFO (5/11/2015, Q4 FY2015 Earnings) “Longer-term, we've talked about that we expect to have GAAP margins in the mid-teens in the next two to four years and proportionately the non-GAAP margins will increase too.” -Ranjan Kalia, CFO (7/28/2015, Q1 FY2016 Earnings) Source: Virtusa Earnings and Conference Transcripts

Virtusa’s Long History of Failed Promises – Margins (cont.) “Virtusa stand-alone operating margins are expected to continue to expand. Polaris operating margins are lower than Virtusa, but we anticipate driving Polaris margin expansion going forward, which will result in a combined company operating margins in the mid-teens on a non-GAAP basis over the next 3 to 5 fiscal years.”-Ranjan Kalia, CFO (11/5/15 Polaris Deal Call) “What our expectation is that over the next two to five years, we take the combined Company margin into the mid teens on a non-GAAP basis.” -Kris Canekeratne, Chairman & CEO (5/16/2016, Q4 FY2016 Earnings) “Our long-term goal is going to be continue to bring the combined organization, which is now running at a $1 billion platform, in the next 2 to 5 years into the midteens operating margin on a non-GAAP basis.” -Ranjan Kalia, CFO (6/1/2016, Cowen Conference) “We continue to expect our non-GAAP operating margins will improve in fiscal second quarter compared first quarter and to exit the year with lower double-digit margins” -Ranjan Kalia, CFO (8/9/2016, Q1 FY2017 Earnings) “the mid- to long-term target is really going to be for us to get into that mid-teens margins.” -Ranjan Kalia, CFO (5/22/2017, JPM Conference) “So where we are today versus where we need to go in getting our margins into the low double digits in the next 2 to 3 years, we have a clear model in mind, and we have clear drivers in mind how we are going to achieve that.” -Ranjan Kalia, CFO (9/7/2017, Citi Conference) “So we are on our trajectory that we have talked to you about previously, that its 100 basis points and 150 basis points, in some years, we will probably be on the high-end and the other years will be inside the range, but we feel good about in terms of going out and delivering against that model.” -Ranjan Kalia, CFO (11/8/2017, Q2 FY2018 Earnings) “We are well positioned to continue to drive incremental annual margin accretion -- expansion in the future.” -Ranjan Kalia, CFO (2/18/2018, Q3 FY2018 Earnings) “We continue to feel comfortable with our 2- to 3-year target of reaching low-double digits.” -Kris Canekeratne, Chairman & CEO (5/15/2018, Q4 FY2018 Earnings) “We've called out our financial margin accretion model of growing 100 to 150 basis points in an annual basis.” -Ranjan Kalia, CFO (5/17/2018, JPM Conference) Source: Virtusa Earnings and Conference Transcripts

Virtusa’s Long History of Failed Promises – Margins (cont.) “This year, the guidance calls for margin accretion of 130 basis points year-over-year. Our goal continues to be to try to drive margin accretion over the next few years in the 100 to 150 basis point range.” -Ranjan Kalia, CFO (8/8/2018, Q1 FY2019 Earnings) “So we are really now getting focused more and more towards the mid-teens margin target. And inside of that, our focus has always been it's not just a journey where we really say, we will be in the mid-teens in the next 3 to 5 years, but it's really all about annual accretion for us.” -Ranjan Kalia, CFO (9/6/2018, Citi Conference) “So we're really rolling forward our expectations for our margins that over the next 4 to 5 years, we will be a mid-teens margin company.” -Ranjan Kalia, CFO (11/8/2018, Q2 FY2019 Earnings) “where we are very focused on the next 2 to 4 years of the journey and trying to really get ourselves into the teens type of operating margin” -Ranjan Kalia, CFO (5/16/2019, JPM Conference) “And we believe those will continue to be in play for Virtusa and nothing really changes for us from long-term objectives, which is continue to be an above industry growth rate, the revenue company and continue to deliver margins 100 to 150 basis points.” -Ranjan Kalia, CFO (8/8/2019, Q1 FY2020 Earnings) “we believe that we continue to be on the road map to growing margins by 100 to 150 basis points annually, which would mean that we will have plenty levers in our gross margin as well as in our SG&A.” -Ranjan Kalia, CFO (11/7/2019, Q2 FY2020 Earnings) “We believe this plan forms a basis for revenue growth and margin accretion to improve from Q1 levels both the post fiscal year '21 and fiscal year '22 and then return to strong above-industry revenue growth and earnings growth faster than top line as they emerge from the pandemic and the recessionary headwind it has generated.” -Kris Canekeratne, Chairman & CEO (5/13/2020, Q4 FY2020 Earnings) “We are staying with our mid-term -- mid to long-term margin targets. We believe that as we exit fiscal year '21, we already exit Q4 or in Q4 in double-digit margins. That gives us a great platform going into '22. We should see greater-than-normal margin accretion in '22 and then on to our mid- to long-term margin target of the teens.” -Kris Canekeratne, Chairman &CEO (5/14/2020, JPM Conference) Source: Virtusa Earnings and Conference Transcripts

Virtusa’s Long History of Failed Promises – Diversification “We have also been very focused on making sure that we diversify our revenue concentration.” -Kris Canekeratne, Chairman & CEO (10/27/2011, Q2 FY2011 Earnings) “We have been very focused on bringing that concentration down over time.”-Tom Holler, EVP & CSO (12/8/2011, Barclays Conference) “As we look forward, we are encouraged by our ongoing diversification strategy both geographically and across the client portfolio. We believe this positions us well for above-market growth and meaningful operating margin expansion for fiscal year 2015 and beyond.” -Ranjan Kalia, CFO (5/12/2014, Q4 FY2014 Earnings) “Right now, more of the fixed price increase is still concentrated at a few clients and I'd probably like to see that get more and more diversified across the portfolio.” -Ranjan Kalia, CFO (8/5/2014, Q1 FY2015 Earnings) “So Virtusa had put together for ourselves the strategic vision, more diversification in the company.” -Ranjan Kalia, CFO (5/7/2018, JPMorgan Conference) “Diversification is our long-term strategy, and we believe that we've done good work on diversification over the last 2 years. And diversification will continue to show in the metrics over the next few years.” -Ranjan Kalia, CFO (5/16/2019, JPMorgan Conference) “We continue to make revenue diversification a priority and are making solid strides” -Kris Canekeratne, Chairman & CEO (11/7/2019, Q2 FY2020 Earnings) “We are very focused in continuing to reduce our concentration on the BFSI as well as our top 10 client portfolio.” -Kris Canekeratne, Chairman & CEO (12/9/2019, UBS Conference) “And we will see that our diversification plans will continue to yield strong diversification and reduction in concentration.” -Kris Canekeratne, Chairman & CEO (2/6/2020, Q3 FY2020 Earnings) “We believe it is critically important over the long term to reduce concentration in our largest accounts and capture increasing organic growth opportunities across the remainder of our account base.” -Kris Canekeratne, Chairman & CEO (5/13/2020, Q4 FY2020 Earnings) Source: Virtusa Earnings and Conference Transcripts

Virtusa’s Long History of Failed Promises – Profitable Revenue Growth “We continue to optimize our cost structure and make selective investments to support long-term sustainable profitable growth.” -Ranjan Kalia, CFO (7/30/2009, Q1 FY2010 Earnings) “industry analysts are calling for mid-teens market growth over the next several years. Our goal is to grow faster than the industry due to the strength of our client portfolio, our ability to address CIO priorities and our capability in business transformation.” -Ranjan Kalia, CFO (1/26/2011, Q3 FY2011 Earnings) “We're making the investments necessary to create a foundation from which to grow our business profitably.” -Ranjan Kalia, CFO (8/1/11, Q1 FY2012 Earnings) “And with top-line growth, we have an opportunity to continue to expand our operating profit margins.” -Tom Holler, EVP & CSO (12/8/2011, Barclays Conference) “Our focus remains on driving our top line while realizing significant operating margin leverage and growing EPS at a faster rate than revenue.” -Ranjan Kalia, CFO (7/30/2012, Q1 FY2013 Earnings) “We have been focused on profitable revenue growth.”-Ranjan Kalia, CFO (1/16/13 Needham Conference) “while we will experience a slow start to FY17, we anticipate accelerated revenue growth above the industry rate and strong margin accretion in the beginning of fiscal second quarter.” -Ranjan Kalia, CFO (5/16/2016, Q4 FY2016 Earnings) “Starting in fiscal 2018, the compensation committee has determined that it is appropriate and in the best interests of the Company to target the CEO's total compensation up to the 75th percentile of the peer group. The compensation committee made this change in recognition of the CEO's long-term success in driving profitable revenue growth for Virtusa and unique ability and expertise to execute on the Company's strategic business plan, which in turn we believe will enhance shareholder value.” (8/1/2017 Fiscal 2017 Proxy) Source: Virtusa Earnings and Conference Transcripts

Virtusa’s Long History of Failed Promises – Profitable Revenue Growth (cont.) “We believe these actions will strengthen Virtusa's position to capitalize on the areas of significant growth in our industry and enhance long-term profitable growth.”-Kris Canekeratne, Chairman & CEO (8/8/2017, Q1 FY2018 Earnings) “while we will experience a slower start to FY '20, we anticipate accelerated revenue growth beginning in second quarter and double-digit top line growth for full year at the midpoint of our guidance. Continued execution of our profitability initiatives are expected to allow us to deliver 100 basis points of non-GAAP operating margin accretion and strong EPS growth in excess of revenue growth in FY ‘20.” -Ranjan Kalia, CFO (5/15/2019, Q4 FY2019 Earnings) “With respect to the first pillar, profitable revenue growth, it is clear that the Global 2000 buying behaviors are changing in today's environment. For the foreseeable future, clients will be predominantly focused on cost reduction and/or strategic projects that involve critically important workload. These are essential versus discretionary projects and generally longer term and recurring in nature, which provides us with the ability to better manage and improve margins. Our track record with work like this, our digital strength combined with our size, scale and agility, positions us well to win significant share.”-Kris Canekeratne, Chairman & CEO (5/13/2020, Q4 FY2020 Earnings) Source: Virtusa Earnings and Conference Transcripts

Appendix NMV’s Initial Engagement with Virtusa Citigroup Relationship: A Case Study on Concentration Issues Polaris Acquisition Execution: A Case Study on Poor Capital Allocation Timeline of Engagement Select Quotes Related to Historical Promises of Virtusa Peer Selection

NMV Virtusa Direct Peer Comparison Cognizant Technology Solutions (CTSH): Disclosed by the company in the FY20 as a competitive peer HCL Technologies (HCLT IN): Disclosed by the company in the FY20 as a competitive peer Infosys Ltd. (INFO IN): Disclosed by the company in the FY20 as a competitive peer Capgemini SE (CAP FP): Disclosed by the company in the FY20 as a competitive peer Tech Mahindra Ltd. (TECHM IN): Disclosed by the company in the FY20 as a competitive peer EPAM Systems Corp. (EPAM): A pure digital services provider. Has been a member of the Virtusa Proxy Peer group for five years, and was disclosed in the Company’s 10K through FY19 as a competitor Globant SA (GLOB): A pure digital services provider. Globant was disclosed in the Company’s 10K through FY19 as a competitor and is of similar revenue scale to Virtusa Perficient (PRFT): A Hybrid Digital IT Services provider. Perficient has been a member of Virtusa’s Proxy Peer Group historically, and is of similar revenue and digital scale to Virtusa Endava plc (DAVA): A more recent addition to the public markets, Endava is a pure digital services provider. Endava has a large degree of end market and customer concentration, similar to Virtusa and is of similar revenue scale Source: Bloomberg, NMV opinion and analysis In selecting peers, NMV sought to create a well-represented cross-section of IT Services and Digital Transformation that reflects Virtusa’s competitors. We have removed some of Virtusa’s named 10K peers given far superior scale (such as Tata Consultancy Services Ltd. Or Accenture plc), though these peers have generally performed well. We included Digital peers to reflect Virtusa ~61% digital revenue and aspiration to be a best-in-class digital provider. Interestingly, Virtusa removed these high-performing digital peers in its FY20 10K filing, while simultaneously reclassifying their digital revenue to a much greater total percentage